SCHEDULE 14A
                                (Amendment No. 3)
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the  registrant |X|
     Filed by a party other than the registrant |_|
     Check the appropriate box:

     |X| Preliminary proxy statement      |_|     Confidential, For Use of the
                                                  Commission Only (as
     |_| Definitive proxy statement               permitted by Rule 14a-6(e)(2))
     |_| Definitive additional materials
     |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

           Windsor Park Properties 4, a California limited partnership
                (Name of Registrant as Specified in Its Charter)

           Windsor Park Properties 4, a California limited partnership
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (check the appropriate box):


     |X|          No Fee Required.
     |_|          Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.
     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     |_| Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                         CONSENT SOLICITATION STATEMENT

                           Windsor Park Properties 4,
                        A California Limited Partnership
                            6430 South Quebec Street
                            Englewood, Colorado 80111


     Pursuant to the Agreement of Limited Partnership (the "Partnership Agreement") of Windsor Park Properties 4, a California limited partnership (the "Partnership"), the term of the Partnership expired on December 31, 1997. As a result, in accordance with the terms of the Partnership Agreement and California law, unless the term of the Partnership is extended, The Windsor Corporation (the "Managing General Partner") and John A. Coseo, Jr., the general partners of the Partnership (the "General Partners"), are required to develop a plan of liquidation for the Partnership's assets and to liquidate and dissolve the Partnership.

     The purpose of this Consent Solicitation is to obtain the consent of the holders (the "Limited Partners") of units of limited partner interest in the Partnership (the "Units") to two proposals described herein ("Proposals 1 and 2"). Upon approval of Proposals 1 and 2 by the Limited Partners, the General Partners will proceed with a plan of liquidation that has been adopted by the General Partners (the "Plan of Liquidation"), pursuant to which the Partnership will sell (the "Sales") its single remaining wholly owned property and its six partial ownership interests in other properties (together, the "Properties") to N' Tandem Trust, a California business trust ("N' Tandem" or the "Purchaser"). The Managing General Partner is also a wholly-owned subsidiary of Chateau and the Managing General Partner and N' Tandem are under common control of Chateau Communities, Inc. ("Chateau"). The Directors of the Managing General Partner are also the Chief Executive Officer and President, respectively, of Chateau. The Managing General Partner, in addition to serving as the managing general partner of the Partnership, also serves as the external investment advisor to the Purchaser. Upon completion of the Plan of Liquidation, final liquidating distributions (estimated to be an average of approximately $44.18 per Unit) will be made to the partners in accordance with the terms of the Partnership Agreement.

     The proposed transaction is subject to material risk factors described herein, including the following:

o The Sales, and the recommendations and views of the Managing General Partner with respect to the Sales, are subject to potential conflicts of interest more particularly described herein. See "Risk Factors - Conflicts of Interest";

o Due to the potential conflicts of interests of the Managing General Partner, the purchase prices for the Properties and other transaction terms cannot be considered to be the result of arm's-length negotiations and bargaining between independent parties, and as a result may not be as favorable as those that might have been obtained had the purchase prices and terms of the Sales been the result of such arm's-length negotiations;

o         No fairness opinion has been sought with respect to the Sales;

o The General Partners did not retain an independent and disinterested third party to represent the unaffiliated Limited Partners in connection with the proposed transaction or to negotiate the terms of the Sales;

o The General Partners have engaged in limited marketing efforts with respect to the sales of the Properties;

o The Purchase Prices for the Properties are based upon appraisals obtained in November and December 1997 and such appraisals have not been updated. Accordingly, such appraisals may not reflect the current fair market values of the Properties; and

o The Limited Partners will lose the opportunity to benefit from potential increases in the values of the Properties.


     The close of business on March __, 1999 has been fixed as the record date for determining Limited Partners entitled to give written consent to the Sales and the Plan of Liquidation. In order to be valid, a consent must be received prior to May __, 1999.

     LIMITED PARTNERS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT FORM AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, TO BE RECEIVED NO LATER THAN MAY __, 1999.

          This Consent Solicitation Statement is dated April __, 1999.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS CONSENT SOLICITATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A CONSENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH CONSENT SOLICITATION IN SUCH JURISDICTION.

     NEITHER THE PLAN OF LIQUIDATION NOR THIS CONSENT SOLICITATION STATEMENT HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OF LIQUIDATION OR THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP OR THE GENERAL PARTNERS.

                              AVAILABLE INFORMATION

     The Partnership is subject to certain informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and other information statements and other information regarding registrants that file electronically with the Commission.

     Statements contained herein concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document if attached as an appendix hereto.

     Pursuant to Rule 13e-3 of the General Rules and Regulations under the Exchange Act N' Tandem, Chateau and the Partnership have jointly filed with the Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3 (including any amendments thereto, the "Schedule 13E-3"), together with exhibits thereto, furnishing certain additional information with respect to the Sales and the Plan of Liquidation. This Consent Solicitation Statement does not contain all the information contained in the Schedule 13E-3 and the exhibits thereto, certain portions of which are omitted as permitted by the rules and regulations of the Commission.

     All reports from outside parties filed as exhibits to the Schedule 13E-3 filed with the Commission in connection with the proposed transaction also will be made available for inspection and copying at the principal executive offices of the Partnership during its regular business hours by any interested Limited Partner or representative thereof who has been so designated in writing.

    This Consent Solicitation Statement was first mailed to Limited Partners on April __, 1999.

                                TABLE OF CONTENTS

                                                      Page

SUMMARY.................................................1

Purpose of the Consent Solicitation; Proposals 1 and 2..1

Background of the Proposed Transaction..................2

Relationship of the Various Parties to the
Proposed Transaction....................................3

Summary Risk Factors....................................4

Valuation of Properties.................................5

SPECIAL FACTORS.........................................5

Recommendation of the General Partners..................5

Alternatives Considered.................................8

N'Tandem's and Chateau's Belief as to the Fairness
of the Proposed Transaction; N'Tandem's and Chateau's
Reasons for Engaging in the Transaction.................9

Certain Federal Income Tax Considerations..............10

Consent Procedures; Transactions Authorized
by Consents............................................10

Record Date; Required Consents.........................11

No Appraisal or Dissenters' Rights.....................11

Historical Distributions...............................12

No Established Trading market For Units................12

SUMMARY HISTORICAL FINANCIAL DATA......................13

MATERIAL RISK FACTORS AND OTHER CONSIDERATIONS.........14

Conflicts of Interest..................................14

No Fairness Opinion Sought with Respect to the Sales...15

No Appointment of Independent Representative...........15

The General Partners Have Engaged in
Limited Marketing Efforts with Respect to the
Properties.............................................15

Appraisals May Not Reflect the Current
Fair Market Values of the Properties...................15

Loss of Opportunity to Benefit from Future Events......15

Tax Consequences.......................................15

DESCRIPTION OF THE PROPOSED TRANSACTION................16

Purpose of the Consent Solicitation;
Proposals 1 and 2......................................16

Background of the Proposed Transaction.................16

The Purchase and Sale Agreement........................18

Solicitation Expenses..................................19

Estimate of Liquidating Distributions Payable to
Limited Partners.......................................19

Ownership of Properties by N' Tandem Following Sales...20

SPECIAL FACTORS........................................20

Fairness of the Transaction; Recommendation of the
General Partners.......................................20

Alternatives Considered................................23

N' Tandem's and Chateau's Belief as to the Fairness
of the Proposed Transaction............................24

Appraisals.............................................24

SUMMARY OF SELECTED TERMS OF THE PARTNERSHIP AGREEMENT.35

THE PARTNERSHIP'S PROPERTIES...........................37

Nature of Ownership Interests in Properties............37

Description of Properties, Appraised Values and
Ownership Interests....................................38

FEDERAL INCOME TAX CONSIDERATIONS......................40

Overview...............................................40

                                TABLE OF CONTENTS
                                   (continued)

Taxation on the Sales..................................40

Liquidation of the Partnership.........................41

Income Tax Rates/Taxation of Gains and Losses..........42

CONSENT PROCEDURES; TRANSACTIONS AUTHORIZED BY
CONSENTS...............................................42

Solicitation of Consents...............................43

Record Date; Required Vote.............................43

No Appraisal or Dissenters' Rights.....................44

Consequences If Consents Are Not Obtained..............44

FINANCIAL STATEMENTS...................................44

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........45

APPENDIX A Information Concerning Officers
And Directors Of The Managing General Partner,
N' Tandem And Chateau..................................46

APPENDIX B Agreement of Limited Partnership of the
Partnership............................................50

                                     SUMMARY

     The following summarizes certain information contained elsewhere in this Consent Solicitation Statement. While the purpose of this Summary is to discuss and disclose the material aspects of the Sales and the Plan of Liquidation, this Summary is not intended to be complete, and is qualified in its entirety by reference to the more detailed information contained elsewhere herein.

Purpose of the Consent Solicitation; Proposals 1 and 2

     In accordance with the Agreement of Limited Partnership (the "Partnership Agreement") of Windsor Park Properties 4, a California limited partnership (the "Partnership"), the term of the Partnership expired on December 31, 1997, and accordingly, unless the term of the Partnership is extended, the General Partners are obligated to take actions to liquidate and dissolve the Partnership. The purpose of this Consent Solicitation is to obtain the consent of the holders (the "Limited Partners") of units of limited partner interest in the Partnership (the "Units") to the two proposals described herein. Upon approval of Proposals 1 and 2 by the Limited Partners, the General Partners will proceed with a plan of liquidation that has been adopted by the General Partners (the "Plan of Liquidation"), pursuant to which the Partnership will sell (the "Sales") to N' Tandem Trust, a California business trust ("N' Tandem"), its six partial ownership interests ("Ownership Interests") in properties and its single remaining wholly owned property (such property, together with the Ownership Interests are sometimes hereinafter referred to as the "Properties"). The terms of the Sales are set forth in a Purchase and Sale Agreement between N' Tandem and the Partnership (the "Purchase and Sale Agreement"), as more particularly described herein. Upon completion of the Plan of Liquidation, final liquidating distributions will be made (estimated to average approximately $44.18 per Unit) to the partners in accordance with the terms of the Partnership Agreement.

     Two Proposals are being proposed in this Consent Solicitation Statement for approval of the Limited Partners. Proposal 1 is for the General Partners to proceed to sell the Partnership's assets and to liquidate and dissolve the Partnership in accordance with the terms of the Partnership Agreement of the Partnership, generally. A vote for Proposal 1 is not an approval of the Sales, but an approval of the sale of all the Partnership assets, and the liquidation and dissolution of the Partnership, generally. Proposal 2 is for the General Partners to proceed with the Sales to N' Tandem pursuant to the Purchase and Sale Agreement and to proceed with the Plan of Liquidation following such Sales.

     If Proposals 1 and 2 are approved by the Limited Partners, the General Partners will proceed with the Sales and the Plan of Liquidation. Each of Proposal 1 and Proposal 2 is conditioned upon approval of the other Proposal by the Limited Partners. Accordingly, any Limited Partner desiring to have the General Partners proceed with the Sales and the Plan of Liquidation needs to vote for both Proposal 1 and Proposal 2.

     The Managing General Partner and the Purchaser are under common control of Chateau, and the Directors of the Managing General Partner are the Chief Executive Officer, and President, respectively, of Chateau. The Managing General Partner of the Partnership is also the external investment advisor to the Purchaser, and is wholly owned by Chateau. Chateau is the largest publicly-held company in the United States engaged in the ownership and operation of manufactured home communities. N' Tandem, rather than Chateau, will be purchasing the Properties because the Properties are more in line with the type and quality of assets sought by N' Tandem, than by Chateau. In general, Chateau seeks investments in large, institutional, fully-amenitized manufactured home communities. In contrast, N' Tandem seeks lower profile assets which, like the Properties owned by the Partnership, are located in tertiary demographic and geographic markets, are smaller with fewer amenities and contain a greater proportion of single-wide spaces. Additionally, N' Tandem already has a partial ownership interest in two of the Properties.

Background of the Proposed Transaction

     In September of 1997, Chateau purchased 644,842 Common Shares of the Managing General Partner, constituting all of the outstanding capital stock of the Managing General Partner in exchange for 101,239 common shares of Chateau, and $750,000 in cash (the "Windsor Acquisition"). Promptly following the Windsor Acquisition, the General Partners began to develop a plan to liquidate the Partnership. As a first step in this process, the General Partners ordered Appraisals for the two Properties which were wholly owned by the Partnership and for the six communities in which the Partnership holds a partial Ownership Interest. The General Partners received the Appraisals in December 1997, which reported on the Appraised Values of the Properties as of December 1997.

     After reviewing the Appraisals, the General Partners established the basic outline for a plan of liquidation for the Partnership. This plan had two basic aspects. The first part involved efforts to sell one of the Partnership's wholly owned Properties, and its largest Ownership Interest, to third parties. In this regard, the General Partners marketed the Sunrise Village Property and the Harmony Ranch Property (in which the Partnership has a 75% Ownership Interest) for sale to third parties. These efforts resulted in the sale of the Sunrise Village Property in May 1998, but not in any other completed transactions.

     The second part of the plan involved the sale of the remaining Ownership Interests and any other assets not sold to third parties to N' Tandem, which already owned separate partial interests in two of the Properties. The General PartnerS decided not to attempt to market the remaining Partnership's Ownership Interests for sales to parties other than N' Tandem based, in part, on their belief that very limited demand for these Ownership Interests exists and that any prospective buyers for these interests would not be willing to pay the Partnership full value for the Ownership Interests, based on the value of the underlying Properties because control and management of the underlying Properties, and the power to sell or dispose of the Properties, is vested in the Managing General Partner. The General Partners also believed that N' Tandem would not view these control issues in the same negative light as a prospective buyer who is unaffiliated with the Managing General Partner, and that N' Tandem would be willing to purchase the Ownership Interests without a minority interest discount. However, the General Partners could not engage in serious discussions or negotiations with N' Tandem until N' Tandem adopted certain changes to its organizational documents which permitted N' Tandem to purchase additional properties. After N' Tandem adopted these changes in the third quarter of 1998, the Managing General Partner and representatives of N' Tandem negotiated the purchase prices (the "Purchase Prices") and the other terms of the Sales for the remaining Property and the Ownership Interests. Representatives of N' Tandem agreed to pay the full Appraised Value for the remaining Property and an amount for each Ownership Interest equal to the full value of the Ownership Interest based on the Appraised Values. N' Tandem has agreed to pay cash for the Property and Ownership Interests.

     It is currently anticipated that the Sales will occur as soon as practicable following the approval by Limited Partners of the Sales and the Plan of Liquidation. If sufficient consents to proceed with the Plan of Liquidation are not obtained, the General Partners intend to explore, consider and pursue such alternatives as may be available to the Partnership.

Relationship of the Various Parties to the Proposed Transaction


     The relationships of the various parties to the proposed transaction are set forth in the diagram below and described elsewhere in this Consent Solicitation Statement under "Risk Factors -- Conflicts of Interest."


[GRAPHIC]

Summary Risk Factors

     The  Sales  involve  material  risks,   conflicts  of  interest  and  other
considerations which are discussed elsewhere in this Consent Solicitation Statement. They include the following:

     Conflicts of Interest.. The Sales and the Plan of Liquidation, and the recommendation of the General Partners set forth herein, could be deemed to involve certain conflicts of interest between the Managing General Partner and the Limited Partners. The Managing General Partner of the Partnership and the Purchaser are under the common control of Chateau. Chateau owns all of the issued and outstanding capital stock of the Managing General Partner, and the Chief Executive Officer, and President, respectively, of Chateau, are the sole directors of the Managing General Partner.

     The Managing General Partner of the Partnership is also the external investment advisor to the Purchaser. In connection with the Sales, pursuant to the advisory agreement between such parties, the Managing General Partner will receive a brokerage commission from the Purchaser equal to 3% of the Purchase Price for each Property or Ownership Interest, or $356,153. In addition, the Sales will result in an increase in the annual and other fees and compensation payable to the Managing General Partner under the advisory agreement. As a result of the economic benefits accruing to the Managing General Partner in connection with the Sales, the Sales and the recommendation and views of the Managing General Partner are subject to potential conflicts of interest.

         Purchase Prices Are Not the Result of Arm's-length Negotiations. Due to the potential conflicts of interests of the Managing General Partner the Purchase Prices for the Properties and other deal terms cannot be considered to be the result of arm's-length negotiations and bargaining between independent parties, and as a result may not be as favorable as those that might have been obtained had the terms of the Sales been the result of such arm's-length negotiations.

         No Fairness Opinion Sought with Respect to the Sales. The General Partners have not sought to obtain an opinion relating to the fairness, to the Limited Partners, of the Sales. Had such a fairness opinion been obtained, the Purchase Prices, or other terms of the Sales, might have been different, and possibly more favorable to the Partnership and the Limited Partners.

     No Appointment of Independent Representative. The General Partners have not appointed an independent representative to represent the unaffiliated Limited Partners in connection with the Sales, or to negotiate the terms of the Sales. Had such a representative been appointed, the Purchase Prices, or other terms of the Sales, might have been different, and possibly more favorable to the Partnership and the Limited Partners.

     The General Partners Have Engaged in Limited Marketing Efforts with Respect to the Properties. The General Partners have engaged in only limited marketing efforts with respect to the Properties. Marketing the Properties to third parties could conceivably result in a higher purchase price being paid for the Properties than those that are being paid in connection with the Sales.

     Appraisals May Not Reflect the Current Fair Market Values of the Properties. The Appraisals were rendered as of November or December 1997. The General Partners do not intend to update the Appraisals, or to order new appraisals for the Properties. Accordingly, the Appraisals may not reflect the current fair market values of the Properties.

     Loss of Opportunity to Benefit from Future Events. It is possible that the future performance of the Properties will improve or that prospective buyers may be willing to pay more for the remaining Properties in the future. It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Properties. By approving the Sales,

Limited Partners will also be foregoing certain current benefits of ownership of the Properties, such as continuing distributions.

     Tax Consequences. The Sales should result in a taxable gain to the Limited Partners of approximately $15.03 per Unit while the liquidation of the Partnership should result in a taxable loss of approximately $10.80 per Unit. See "Federal Income Tax Considerations."

Valuation of Properties


     The following table sets forth a list of the Partnership's wholly owned Property and the Ownership Interests and their respective values (based on the Appraised Values), the debt attributable to the Ownership Interests held by the Partnership, and the value of the Property or Ownership Interest after deducting attributable debt: ,r>

                                                                                     Debt Attributable
                                                             Value of Property or     to Property or     Net Value of
                                                              Ownership Interest         Ownership       Property or
                                                              Before Indebtedness        Interest         Ownership
     Name of Property      Ownership %     Date Acquired   Based on Appraised Value   as of 12/31/98       Interest
     ----------------      -----------     -------------   ------------------------   --------------       --------


Sunset Vista                  100%          April 1987         $   3,800,000             $ 0               $ 3,800,000
   Magna, UT
Big Country Estates            60%         December 1986       $   1,620,000             $ 0               $ 1,620,000
   Cheyenne, WY
Harmony Ranch                  75%         December 1986       $   1,762,500             $  900,000        $  862,500
   Thonotosassa, FL
Rancho Margate                 33%        September 1995       $   2,112,000             $ 1,202,000       $   910,000
   Margate, FL
Winter Haven                   33%         October 1995        $   1,221,000             $   528,330       $   692,670
   Winter Haven, FL
Apache East                    25%         February 1997       $     495,000             $   276,123       $   218,877
   Phoenix, AZ
Denali Park                    25%         February 1997       $     861,250             $   480,378       $   380,872
                                                                ============              ==========        ==========
    Phoenix, AZ

        Total                                                  $  11,871,750             $ 3,386,831        $ 8,484,919



                                SPECIAL FACTORS

Recommendation of the General Partners

     The General Partners believe that the Sales and the Plan of Liquidation are
(i) consistent with the original objectives of the Partnership and (ii) contemplated by the terms of the Partnership Agreement. In addition, the General Partners believe that the terms of the Sales are fair to the affiliated and unaffiliated Limited Partners from a financial point of view and from a procedural point of view, have approved the Sales and the Plan of Liquidation and recommend their approval by the Limited Partners.

     In reaching the determination that the Sales and the Plan of Liquidation are fair to the unaffiliated Limited Partners from a financial point of view, the General Partners considered the following factors:

o N' Tandem is willing to purchase all of the Properties and is paying the full Appraised Value for the Properties, without a discount for the fact that the Partnership owns only a minority Ownership Interest in the majority of the Properties, something the General Partners believe most third parties would be unwilling to do;

o The Purchase Price being offered in respect of the Harmony Ranch Ownership Interest, which is one of the Ownership Interests that the General Partners attempted to market for sale to third parties, is also equal to the purchase price of $2,350,000 offered in July 1998 for such Ownership Interest by a third party, prior to flooding at such Property that caused such third party to cancel the sale;

o The aggregate net purchase price of $8,848,919 being paid by N' Tandem exceeds $___________, the Net Book Value of the Partnership's assets, by $3,231,519;

o Due to N' Tandem's Advisor's familiarity with the Properties, it is willing to purchase the Properties "as-is," and without representations and warranties from the Partnership;

o Because N' Tandem is buying the Properties in a single transaction, and is buying such Properties without representations and warranties from the Partnership, the General Partners will be able to wind up the Partnership, and make full liquidating distributions (without any holdback for future contingencies) promptly upon the approval of the Sales and the Plan of Liquidation by the Limited Partners;

o The estimated net liquidating proceeds payable in connection with the Sales ($44.18 per Unit) are substantially higher than those offered to Limited Partners on February 1, 1999 in connection with a tender offer for up to __% of the Partnership's outstanding Units made by Everest Investors 9, LLC, a party unaffiliated with the Partnership, N' Tandem or Chateau, in the amount of $30;

o The Sales do not involve any brokerage commissions payable by the Partnership, resulting in a savings to the Partnership estimated to be between $356,153 and $712,306 (based upon brokerage fees of 3% to 6% typically paid by sellers of properties); and

o The other expenses likely to be incurred by the Partnership in connection with the Sales (which are estimated to be $_____) are substantially lower than if the Properties were sold to a third party (which are estimated to be $___________).

     In reaching their determination that the Sales, and the Plan of Liquidation, are fair to the affiliated and unaffiliated Limited Partners from a financial point of view, the General Partners did not assign relative weights to the above factors or determine that any factor was of particular importance; rather, the General Partners viewed the positive factors as a totality and the negative factors as a totality and concluded that the positive factors outweighed the negative factors, and thus that the Sales and the Plan of Liquidation are fair to the affiliated and unaffiliated Limited Partners from a financial point of view.

     In reaching their determination that the Sales and the Plan of Liquidation are fair from a financial point of view to the affiliated and unaffiliated Limited Partners, the General Partners also considered the following potentially negative aspects of the Sales:

o The Purchase Prices for the Properties are based upon independent Appraisals obtained in December 1997 and such Appraisals have not been updated., and thus Appraisals may not reflect the current fair market values of the Properties;

o It is possible that the future performance of the Properties will improve or that prospective buyers may be willing to pay more for the Properties in the future;

o It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Properties. By approving the Sales and the Plan of Liquidation, Limited Partners will also be foregoing certain current benefits of the ownership of the Properties such as continuing distributions; and

o    The  Sales  and Plan of  Liquidation  will  have a tax  impact  on  Limited
     Partners resulting in an estimated taxable gain to Limited Partners of approximately $4.23 per Unit.

     The General Partners also believe that the Sales and the Plan of Liquidation are fair to the Limited Partners from a procedural point of view, based on the following factors:

o The Properties have been independently appraised by appraisers certified by the Appraisal Institute, and the fact that N' Tandem is paying the full value of the Properties based on the Appraised Values; and

o The Sales are subject to the approval of unaffiliated Limited Partners holding not less than a majority of the issued and outstanding Units.

     In reaching their determination that the Sales and the Plan of Liquidation are fair from a procedural point of view to the affiliated and unaffiliated Limited Partners, the General Partners also considered the following potentially negative aspects of the Sales:

o The transaction was negotiated on behalf of the Partnership by the Managing General Partner, who is under common control with the Purchaser, and is receiving substantial economic benefits from the transaction (including brokerage fees of $356,153 that are being paid by the Purchaser), and accordingly, may be subject to potential conflicts of interest;

o That the sole directors of the Managing General Partner are the Chief Executive Officer, and President, respectively, of Chateau, and as a result of such affiliation, the Sales and the Plan of Liquidation have not been approved by directors who are not employees of the Partnership or its affiliates;

o No independent or disinterested third party was appointed to negotiate the terms of the Sales on behalf of the Partnership, or the unaffiliated Limited Partners;

o The General Partners have not in connection with the Sales sought to obtain an opinion relating to the fairness, to the unaffiliated Limited Partners, of the Sales;

o The General Partners have not retained an independent representative to represent the unaffiliated Limited Partners in connection with the Sales;

o The Appraisals were made in November and December of 1997, and no updates, or new appraisals, have been or will be ordered in connection with the Sales;

o    That few alternatives to the Sales were considered by the General Partners;
     and

o The Partnership has engaged in limited marketing efforts with respect to the Properties and the Partnership does not intend to take significant actions to market or sell the Properties pending the results of this Consent Solicitation.

     In reaching their determination that the Sales, and the Plan of Liquidation, are fair to the affiliated and unaffiliated Limited Partners from a procedural point of view, the General Partners concluded that the approval of the transaction by a majority in interest of the unaffiliated Limited Partners is sufficient to insure that procedural fairness has been preserved for the Limited Partners. The General Partners also believe that the potentially negative factors influencing procedural fairness were in each case mitigated by the following other factors or considerations: (i) although the Partnership and N' Tandem are under common control, the General Partners concluded that the common control (a) did not adversely affect the terms of the Sales for Limited Partners, and (b) allowed N' Tandem to offer deal terms that they believed would not be available from third parties; (ii) that the involvement in the transaction of independent or disinterested third parties to negotiate on behalf of the Limited Partners would have added to the cost of the overall transaction without necessarily providing any additional benefits to the Limited Partners;
(iii) obtaining a fairness opinion would, to a large extent, be duplicative of the Appraisals that were obtained in the transaction, and would have involved the payment of a significant fee; (iv) even though the Appraisals were prepared in November and December of 1997, the General Partners believe that no material changes have occurred in the Properties or in the conditions of the market for manufactured home communities since those dates that would result in higher values for the Properties; and (v) the General Partner's belief that marketing the partial Ownership Interests held by the Partnership would not have provided a better transaction for the Limited Partners and would have ultimately delayed the timing of the Sales and the distribution of liquidating proceeds to the Limited Partners.

Alternatives Considered

     Under the Partnership Agreement, the term of the Partnership is through December 31, 1997. Pursuant to the Partnership Agreement and California law, unless the term of the Partnership is extended, the General Partners are required to (i) proceed with a winding up and liquidation of the Partnership, and to take such actions as are required to cause the partners of the Partnership to receive liquidating distributions or (ii) take such actions as may be necessary to extend the Partnership term.

     The General Partners did not consider extending the Partnership term, which would have required the consent of the holders of a majority of the issued and outstanding Units. The reason that this option was not considered is that the Managing General Partner believes that Limited Partners desire to achieve the near term liquidation of their investments in the Partnership. This belief is based on the Managing General Partner's observation that most Limited Partners have held their investments in the Partnership for more than a dozen years. Additionally, while extending the life of the Partnership would have resulted in the Limited Partners receiving the benefits of continued ownership of the Properties, they would have also remained subject to the risks of continuing such ownership and their investments would have remained illiquid and all Limited Partners would continue to be unable to liquidate their investments at fair value since no formal trading market for the Units exists.

     While the General Partners did consider the possibility of selling the Properties to parties other than N' Tandem, the General Partners ultimately concluded that such alternative transactions would not be likely to result in the distribution of greater liquidating proceeds to the Limited Partners. The principal reason for this belief is that the Limited Partners would receive greater liquidating proceeds in a third party transaction only if such third party was willing to pay in excess of the Appraised Values for the Properties and Ownership Interests, something the General Partners believe few, if any, parties would be willing to do, especially with respect to the partial Ownership Interests. This is because the expenses of the Sales are lower than they would be in connection with the sale of the Properties and Ownership Interests to an unaffiliated third party (principally due to the fact that no brokerage commissions are being paid in connection with the Sales, which results in estimated savings of between $356,153 and $712,306 based upon prevailing commission rates) and because N' Tandem is paying the full Appraised Value for the Properties and Ownership Interests.

     N' Tandem and Chateau did not consider any alternative ways to acquire the Properties from the Partnership, due to their belief that the holders of a majority of Units desire to achieve near term liquidation of their investments in the Partnership.

N' Tandem's and Chateau's Belief as to the Fairness of the Proposed Transaction; N'Tandem's and Chateau's Reasons for Engaging in the Transaction

     N' Tandem and Chateau believe that the Sales are fair to the affiliated and unaffiliated Limited Partners from both a financial point of view, and from a procedural point of view. In reaching such determination, N' Tandem and Chateau considered the same factors, and positive and negative aspects of the Sales, as were considered by the General Partners, as described in this Consent Solicitation Statement under SPECIAL FACTORS - "Fairness of the Transaction; Recommendation of the General Partners" and have specifically adopted the analyses and conclusions of the General Partners described herein.

     In October 1998, N'Tandem amended and restated N'Tandem's Declaration of Trust and By-laws to convert N'Tandem from a finite-life to an infinite-life entity to enable it to begin implementing a growth-oriented business plan intended to cause N'Tandem to attain greater size and asset diversity. The acquisition by N'Tandem of the Properties is being engaged in by N'Tandem as part of such growth-oreinted business plan.

Appraisals

     Three Appraisers were involved in rendering Appraisals with respect to the Partnership's Properties in November and December, 1997. Whitcomb Real Estate, Inc., located in Tampa, FL, appraised the Harmony Ranch, Rancho Margate and Winter Haven Properties. Landmark Valuation, Inc., with principal offices in Aurora, CO appraised the Sunset Vista and Big Country Estates Properties. Appraisal Technology, Inc., with principal offices in Phoenix, AZ, appraised the Apache East and Denali Park Estates Properties.

     Each of the Appraisers is certified as a Master Appraiser by the Appraisal Institute and was selected based upon such Appraiser's expertise and/or experience within the geographic area that each Property was located, as well as such Appraiser's familiarity with valuing real estate underlying manufactured home communities.

     A summary description of the Appraisals, including the values of the Properties elsewhere in this Consent Solicitation Statement under the caption "SPECIAL FACTORS - Appraisals." The Appraisals are based on conditions as of their respective dates. Subsequent developments could have a material effect on the valuations stated therein.

     The Appraisals were ordered by the Managing General Partner in connection with the anticipated liquidation of the Partnership's assets following the expiration of the Partnership term, and were not obtained in contemplation of the Sales, or the Plan of Liquidation. The purpose of the Appraisals was, and each Appraiser was instructed by the Managing General Partner, to determine the fair market value of each Property. In connection with the Appraisals, no fair market values, or value ranges, were suggested by the Managing General Partner. Only one Appraisal was sought with respect to each Property. Had more than one Appraisal been sought with respect to each Property, the other appraisal values might have been higher or lower than the Appraised Values.

     The Appraisals were rendered as of November and December 1997, and accordingly, may no longer reflect the fair market values of the Properties, and the value of the Properties may have increased since that time. However, the Managing General Partner (i) does not believe that any significant events have occurred since that time which would cause the conclusions reached in the Appraisals, and Appraised Values, to be different had the Appraisals been rendered as of a more recent date, (ii) is not aware of any material developments, trends or other uncertainties that relate to the conclusions expressed in the Appraisals, or that are reasonably likely to materially affect such conclusions, and (iii) does not intend to update the Appraisals, or order new appraisals for the Properties in connection with the Sales.

     Copies of the Appraisals are filed as Exhibits to the Schedule 13E-3 and are available for inspection and copying at the Partnership's principal executive offices during regular business hours by any interested Limited Partner, or any representative of a Limited Partner who has been designated in writing. Copies may also be obtained through the written request of any Limited Partner made to the Managing General Partner at 6430 S. Quebec Street, Englewood, CO 80111.

Certain Federal Income Tax Considerations

     The following is a brief summary of certain United States federal income tax consequences to Limited Partners arising from the Sales and liquidation of the Partnership:

     Tax Consequences of the Sales. The Sales should result in the recognition of gain by the Partnership and, therefore, should result in recognition of gain by the Limited Partners. The amount of gain recognized by the Partnership with respect to each of the Properties and Ownership Interests will equal the difference between (i) the Partnership's amount realized (i.e., the amount of cash received increased by the amount of liabilities of the Partnership assumed or taken subject to by the purchaser) and (ii) the Partnership's adjusted tax basis in each of the Properties and Ownership Interests. The aggregate gain expected to be recognized by the Partnership on the Sales is approximately $2,965,573.

     Allocation of Gain. The $2,965,573 gain recognized by the Partnership in the year of Sales will be allocated among the partners in accordance with the terms of the Partnership Agreement. These provisions will result in an allocation of approximately $2,935,917 of taxable gain on the Sales to Limited Partners (or an average of $15.03 per Unit). The gain per Unit resulting from the Sales is primarily caused by the fact that the Partnership generated tax losses in prior years that were allocated to Limited Partners.

     Tax Consequences of Liquidation. Upon liquidation of the Partnership, a Limited Partner will recognize gain or loss equal to the difference between the cash received by such Limited Partner (including the Limited Partner's share of partnership liabilities under Section 752 of the Code (as hereafter defined) assumed by the Purchaser) and the adjusted tax basis of the Limited Partner's Units, adjusted by such Limited Partner's allocable share of income, gain or loss arising from normal Partnership operations for the year of liquidation and the sale of the Properties and Ownership Interests in the year of liquidation. See "-- Allocation of Gain" above. It is expected that a Limited Partner will recognize an average loss of approximately $10.80 per Unit on liquidation of the Partnership.

Consent Procedures; Transactions Authorized by Consents

     The consents being  solicited  hereby will authorize the General  Partners:
(i) to complete the Sales at any time on or prior to September 30, 1999, and to proceed with the Plan of Liquidation; and (ii) to take all actions necessary or appropriate, as determined by the General Partners, to complete the Sales and to proceed with the Plan of Liquidation. Consents may be revoked by Limited Partners up until the time that the General Partners have received consents from unaffiliated Limited Partners holding a majority of the outstanding Units.

     Consents are being solicited from the Limited Partners in accordance with the requirements of the Partnership Agreement.

Record Date; Required Consents

     The close of business on March __, 1999 has been fixed as the record date (the "Record Date") for determining Limited Partners entitled to consent to the Sales and the Plan of Liquidation. As of the Record Date, there were 195,366 Units outstanding held of record by a total of 2,424 Limited Partners. The Sales and the Plan of Liquidation require the consents of unaffiliated Limited Partners holding at least a majority of the outstanding Units. Each Unit entitles the holder thereof to cast one vote with respect to the approval of the Sales and the Plan of Liquidation. As of the Record Date, the General Partners and their affiliates own approximately 1,000 Units (or approximately 0.5% of total outstanding Units), but have agreed to abstain from consenting to the Sales and the Plan of Liquidation with respect to all such Units.

No Appraisal or Dissenters' Rights

     If Limited Partners owning the requisite number of Units in the Partnership consent to the Sales and Plan of Liquidation, all Limited Partners of the Partnership will be bound by such consent, including Limited Partners who have not returned their consents or who have denied consent. None of the Partnership Agreement, California law or the proposed terms and conditions of the Sales or the Plan of Liquidation provide objecting Limited Partners with the right to exercise any dissenters', appraisal or similar rights. Under California law, the general partner of a California limited partnership owes fiduciary duties to its limited partners. To the extent that a general partner has engaged in a transaction in breach of its fiduciary duties to limited partners, a damages remedy may be available to such limited partners.

Historical Distributions

Set forth below is certain information relating to distributions made by the Partnership since January 1, 1993:


                            Total Aggregate       Total Aggregate to Limited         Per Unit to
Year                        To all Partners                Partners                Limited Partners
----                        ---------------                --------                ----------------

1998                        $    440,200               $    435,700                    $   2.23
1997                             452,500                    448,000                        2.28
1996                             452,500                    448,000                        2.26
1995                             339,400                    336,000                        1.68
1994                             813,100                    805,000                        4.00
1993                           5,516,300                  5,461,200                       27.17
                            ------------               ------------                    --------
           Total            $  8,014,000               $  7,933,900                    $  39.62
                            ============               ============                    ========

-----------------------
(1)  The  portion  of such  distribution  representing  a return of  capital  to
     Limited Partners is as follows: 1998 (0%); 1997 (0%); 1996 (0%), 1995 (0%);
     1994 (50%); and 1993 (87%).


         The Partnership typically makes distributions to its partners on a quarterly basis. There are no restrictions on the Partnership's present or future ability to make distributions. The Partnership is not in arrears with respect to any dividends or distributions, and the Partnership has made all distributions required to be made by it under the Partnership Agreement.

No Established Trading market For Units

         The Units are not listed on any securities exchange, and no established trading market for the Units exists.

                        SUMMARY HISTORICAL FINANCIAL DATA

         The following summary historical financial data, insofar as it relates to each of the years ended December 31, 1994 through 1998, has been derived from the annual financial statements of the Partnership, including the balance sheet at December 31, 1998 and the related statements of income for the two years ended December 31, 1997 and 1998, and notes thereto as included in the Partnership's annual report on Form 10-KSB for December 31, 1998.


                         For the Year Ended December 31,


                                     1998           1997           1996          1995             1994


Statement of Operations Data:

Revenues                          $1,083,500     $1,359,500    $1,349,800    $1,241,600     $  1,139,100



Net income (loss)(1)              $  174,000     $   38,900    $  144,400     $(991,200)     $  (567,400)



Earnings (loss) per unit before
  extraordinary item                    $.88           $.20          $.72        $(4.89)          $(2.79)
Extraordinary loss from early
  extinguishment of debt                (.18)            --           --           --                --
Earnings (loss) per  unit                .70            .20           .72         (4.89)           (2.79)
Balance Sheet Data:
Total Assets                      $5,339,900     $7,390,800    $7,815,900    $7,826,800       $7,760,500

Long tem debt                     $1,775,000     $1,775,000    $1,775,000    $1,400,000            -

Other Data:
Distributions per limited(1)           $2.23          $2.28         $2.26         $1.68            $4.00
partnership unit

---------------
(1)  The Partnership sold its interests in three investment properties, incurring a gain of $1,104,000.

                 MATERIAL RISK FACTORS AND OTHER CONSIDERATIONS

     The Sales involve material risks, conflicts of interest and other considerations, which are discussed below. Limited Partners are urged to consider such factors and considerations and to consult with their independent legal, financial and tax advisors before consenting to the Sales and the Plan of Liquidation.

Conflicts of Interest

     Managing General Partner and Purchaser are Under Common Control of Chateau. The Sales and the Plan of Liquidation, and the recommendation of the General Partners set forth herein, could be deemed to involve certain conflicts of interest between the Managing General Partner and the Limited Partners. The Managing General Partner of the Partnership and the Purchaser are under the common control of Chateau. Chateau owns all of the issued and outstanding capital stock of the Managing General Partner, and the Chief Executive Officer, and President, respectively, of Chateau, are the sole directors of the Managing General Partner. Chateau currently owns approximately 9.8% of the outstanding capital stock of the Purchaser, and following the consummation of the Sales, will own approximately $14.5 million of indebtedness in the Purchaser, and effectively controls the Purchaser. Chateau and the Purchaser also anticipate that in the second or third quarter of 1999, Chateau may acquire additional equity interests in the Purchaser that could cause it to own up to a 45% equity interest in the Purchaser.

     Managing General Partner to Receive Brokerage Fees From the Purchaser and Other Economic Benefits From the Proposed Transaction. The Managing General
Partner of the Partnership is also the external investment advisor (the "Advisor") to the Purchaser. In connection with the Sales, pursuant to the advisory agreement between such parties (the "Advisory Agreement"), the Managing General Partner will receive a brokerage commission from the Purchaser equal to 3% of the gross Purchase Price for each Property or Ownership Interest, or $356,153. Under the Advisory Agreement, the Managing General Partner is entitled to the following fees: (i) annual subordinated advisory fees of up to 1% of invested assets, and .05% of uninvested assets of the Purchaser, (ii) brokerage commissions in connection with the acquisition of properties by the Purchaser equal to the lesser of one-half of the brokerage commission paid, or 3% of the sales price, and (iii) a subordinated incentive fee on the disposition of the Purchaser's assets equal to 15% of cash remaining from sales or financing of the Purchaser's assets after holders of shares of beneficial interest of the Purchaser have received specified preferred returns. The Sales will result in an increase of invested assets of N' Tandem by $11.9 million, and accordingly, will increase the annual subordinated advisory fee payable by N' Tandem by approximately $119,000 per year. To the extent that N' Tandem is able to generate returns to its shareholders in excess of 9% per annum over the life of N' Tandem ("Excess Returns"), the Managing General Partner will be entitled to a subordinated incentive fee equal to 15% of the Excess Returns. As a result of the economic benefits accruing to the Managing General Partner in connection with the Sales, the Sales and the recommendation and views of the Managing General Partner, are subject to potential conflicts of interest.

Purchase Prices Are Not the Result of Arm's-length Negotiations

     Due to the potential conflicts of interests of the Managing General Partner the Purchase Prices for the Properties and other deal terms cannot be considered to be the result of arm's-length negotiations and bargaining between independent parties, and as a result may not be as favorable as those that might have been obtained had the terms of the Sales been the result of such arm's-length negotiations.

No Fairness Opinion Sought with Respect to the Sales

     The General Partners have not sought to obtain an opinion relating to the fairness, to the Limited Partners, of the Sales. The Partnership Agreement does not require any such fairness opinion to be obtained and the General Partners concluded that because all of the Purchase Prices for the Partnership's Properties are based on Appraised Values, no such opinion is warranted. Had such a fairness opinion been obtained, the Purchase Prices, or other terms of the Sales, might have been different, and possibly more favorable to the Partnership and the Limited Partners.

No Appointment of Independent Representative

     The General Partners have not appointed an independent representative to represent the unaffiliated Limited Partners in connection with the Sales or to negotiate the terms of the Sales. Had an independent representative been appointed, the Purchase Prices, or other terms of the Sales, might have been different, and possibly more favorable to the Partnership and the Limited Partners.

The General Partners Have Engaged in Limited Marketing Efforts with Respect to the Properties

     The General Partners have engaged in only limited marketing efforts with respect to the Properties. The only marketing activities engaged in by the General Partners with respect to the Properties and Ownership Interests was to list each of the Sunrise Village and Harmony Ranch Properties with local real estate brokers. Additionally, the General Partners do not intend to take significant actions to market or sell the Properties pending the results of this Consent Solicitation. Marketing the Properties to third parties could conceivably result in a higher purchase price being paid for the Properties than those that are being paid in connection with the Sales.

Appraisals May Not Reflect the Current Fair Market Values of the Properties

     All of the Appraisals were rendered as of November or December 1997. The General Partners do not intend to update the Appraisals, or to order new appraisals for the Properties. Accordingly, the Appraisals may not reflect the current fair market values of the Properties.

Loss of Opportunity to Benefit from Future Events

     It is possible that the future performance of the Properties will improve or that prospective buyers may be willing to pay more for the remaining Properties in the future. It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Properties. By approving the Sales and the Plan of Liquidation, Limited Partners will also be foregoing certain current benefits of ownership of the Properties, such as continuing distributions.

Tax Consequences

     The Sales should result in a taxable gain to the Limited Partners of approximately $15.03 per Unit while the liquidation of the Partnership should result in a taxable loss of approximately $10.80 per Unit. For a discussion of the tax impact of the Sales and the liquidation of the Partnership, and the Partnership's assumptions and the bases therefor, see "Federal Income Tax Considerations." THE SPECIFIC TAX IMPACT OF THE SALES ON LIMITED PARTNERS SHOULD BE DETERMINED BY LIMITED PARTNERS IN CONSULTATION WITH THEIR OWN TAX ADVISORS.

                     DESCRIPTION OF THE PROPOSED TRANSACTION

Purpose of the Consent Solicitation; Proposals 1 and 2

     In accordance with the Partnership Agreement of the Partnership, the term of the Partnership expired on December 31, 1997, and accordingly, unless the term of the Partnership is extended, the General Partners are obligated to take actions to liquidate and dissolve the Partnership. The purpose of this Consent Solicitation is to obtain the consent of the Limited Partners to the two proposals described herein. Upon approval of Proposals 1 and 2 by the Limited Partners, the General Partners will proceed with the Plan of Liquidation pursuant to which the Partnership will sell its six partial Ownership Interests in Properties and its single remaining wholly owned Property to N' Tandem. The terms of the Sales are set forth in a Purchase and Sale Agreement between N' Tandem and the Partnership , as more particularly described herein. Upon completion of the Plan of Liquidation, final liquidating distributions will be made (estimated to average approximately $44.18 per Unit) to the partners in accordance with the terms of the Partnership Agreement.

     Two Proposals are being proposed in this Consent Solicitation Statement for approval of the Limited Partners. Proposal 1 is for the General Partners to proceed to sell the Partnership's assets and to liquidate and dissolve the Partnership in accordance with the terms of the Partnership Agreement of the Partnership, generally. A vote for Proposal 1 is not an approval of the Sales, but an approval of the sale of all the Partnership assets, and the liquidation and dissolution of the Partnership, generally. Proposal 2 is for the General Partners to proceed with the Sales to N' Tandem pursuant to the Purchase and Sale Agreement and to proceed with the Plan of Liquidation following such Sales.

     If Proposals 1 and 2 are approved by the Limited Partners, the General Partners will proceed with the Sales and the Plan of Liquidation. Each of Proposal 1 and Proposal 2 is conditioned upon the approval of the other Proposal by the Limited Partners. Accordingly, any Limited Partner desiring to have the General Partners proceed with the Sales and the Plan of Liquidation needs to vote for both Proposal 1 and Proposal 2.

     The Managing General Partner and the Purchaser are under common control of Chateau, and the Directors of the Managing General Partner are the Chief Executive Officer, and President, respectively, of Chateau. The Managing General Partner of the Partnership is also the external investment advisor to the Purchaser, and is wholly owned by Chateau. Chateau is the largest publicly-held company in the United States engaged in the ownership and operation of manufactured home communities. N' Tandem, rather than Chateau, will be purchasing the Properties because the Properties are more in line with the type and quality of assets sought by N' Tandem, than by Chateau. In general, Chateau seeks investments in large, institutional, fully-amenitized manufactured home communities. In contrast, N' Tandem seeks lower profile assets which, like the Properties owned by the Partnership, are located in tertiary demographic and geographic markets, are smaller with fewer amenities and contain a greater proportion of single-wide spaces. Additionally, N' Tandem already has a partial ownership interest in two of the Properties.


Background of the Proposed Transaction

     The Partnership was formed in June 1986 pursuant to the provisions of the California Uniform Limited Partnership Act. The Partnership was organized as a finite-life entity to acquire and hold existing manufactured home communities for investment for a limited time period. Its principal investment objectives were to provide to its Limited Partners: (i) distributions of cash from operations, (ii) preservation, protection and eventual return of the Limited

Partners' investment, and (iii) realization of appreciation in the value of the properties acquired (the "Original Objectives"). It was originally anticipated that the Partnership would be liquidated and dissolved at year end 1997.

     In September of 1997, Chateau purchased 644,842 Common Shares of the Managing General Partner, constituting all of the outstanding capital stock of the Managing General Partner in exchange for 101,239 common shares of Chateau, and $750,000 in cash (the "Windsor Acquisition"). The total value of the Windsor Acquisition, based on the trading prices of Chateau's common shares at the time of the acquisition, was approximately $____ million. Following the Windsor Acquisition, at the request of, Chateau, the sole stockholder of The Windsor Corporation (i) the Trustees of N' Tandem voluntarily resigned, and (ii) in connection with such resignation, appointed three new Trustees proposed by Chateau. Such Trustees were re-elected as N' Tandem's Trustees at the special meeting of Shareholders of N' Tandem held on October 23, 1998. In accordance with N' Tandem's Declaration of Trust, two of the appointed Trustees of N' Tandem are "independent trustees" meaning a Trustee who is not affiliated, directly or indirectly, with an advisor of the Trust, whether by ownership of, ownership in, employment by, any material business or professional relationship with, such advisor, or an affiliate of such advisor, or by virtue of serving as an officer or director of any advisor, or affiliate of such advisor. As a result of the Windsor Acquisition, Chateau became the indirect owner of 1000 Units in the Partnership. No particular value was attributed or allocated to the Units in connection with the Windsor Acquisition. Since February, 1997, Chateau has provided property management services to N' Tandem and the Partnership, pursuant to a management agreement between the Partnership and the Managing General Partner. The total amount received by the Managing General Partner in respect of services rendered pursuant to such management agreement was approximately $33,000 in 1998, and approximately $58,000 in 1997.

     Promptly following the Windsor Acquisition, the General Partners began to develop a plan to liquidate the Partnership. As a first step in this process, the General Partners ordered Appraisals for the two Properties which were wholly owned by the Partnership and for the six communities in which the Partnership holds a partial Ownership Interest. The General Partners received the Appraisals in December 1997, which reported on the Appraised Values of the Properties as of December 1997.

     After reviewing the Appraisals, the General Partners established the basic outline for a plan of liquidation for the Partnership. This plan had two basic aspects. The first part involved efforts to sell the Sunrise Village Property and Harmony Ranch Property (in which the Partnership owns a 75% Ownership Interest) to third parties. In this regard, the General Partners listed the Sunrise Village and the Harmony Ranch Property with local real estate brokers for sale to third parties. The General Partners entered into a purchase and sale agreement relating to the Sunrise Village Property and closed on the sale of the Sunrise Village Property in May, 1998. In July, 1998, the Partnership entered
into a letter of intent  with                     providing  for the sale of the
Harmony Ranch Property to                  for $2,350,000,  of which  $1,762,500
would be attributable to the Partnership's 75% Ownership Interest. Subsequently, a portion of the Harmony Ranch Property became flooded as a result of a period of unusually high rainfall in central Florida. Although most of the damage to the Harmony Ranch Property was covered by insurance, as a result of the flooding problems, the purchaser refused to close on the sale. The General Partners subsequently re-listed the Harmony Ranch Property with a local real estate broker without success, as all subsequent offers were substantially below the original contract price.

     The second part of the plan involved the sale of the remaining Ownership Interests, and any other assets not sold to third parties, to N' Tandem, which already owned separate partial interests in two of the Properties. The General Partners decided not to attempt to market the remaining Partnership's Ownership Interests for sales to parties other than N' Tandem based, in part, on their belief that very limited demand for these Ownership Interests exists and that any prospective buyers for these interests would not be willing to pay the Partnership the full value of the Ownership Interest, based on the value of the underlying Properties, because control of and management of the underlying Properties, and the power to sell or dispose of the underlying Properties, is vested solely in the Managing General Partner.

     The General Partners also believed that N' Tandem would not view these control issues in the same negative light as a prospective buyer who is unfamiliar with the Properties and unaffiliated with the Managing General Partner, and that N' Tandem would be willing to purchase the Ownership Interests without a minority interest discount. However, the General Partners could not engage in serious discussions or negotiations with N' Tandem until N' Tandem adopted certain changes to its organizational documents which permitted N' Tandem to purchase additional properties. After N' Tandem adopted these changes in the third quarter of 1998, the General Partners and representatives of N' Tandem negotiated the Purchase Prices and the other terms of the Sales. Representatives of N' Tandem agreed to pay the full Appraised Value for the Partnership's remaining wholly owned Property and an amount for each Ownership Interest equal to the full value of the Ownership Interest based on the Appraised Values.

Information Concerning N' Tandem and Chateau

     N' Tandem is an unincorporated California business trust with principal executive offices at 6430 S. Quebec Street, Englewood, CO 80111. The principal business of N' Tandem is the acquisition, ownership and operation of manufactured home communities. Chateau owns all of the capital stock of the Managing General Partner and effectively controls N' Tandem through its 9.8% equity ownership interest in N' Tandem and its representation on N' Tandem's Board of Trustees. Gary P. McDaniel, the Chief Executive Officer of Chateau, is one of three Trustees of N' Tandem, and is the Chairman of the Board of Trustees of N' Tandem. Following the Sales, it is anticipated that Chateau will also hold approximately $14.5 million of indebtedness of N' Tandem. Chateau's principal executive offices are at 6430 S. Quebec Street, Englewood, CO 80111. Chateau is the largest publicly-held REIT principally engaged in the acquisition, ownership and operation of manufactured home communities, and is the largest owner/operator of manufactured home communities in the United States. Chateau also owns the Managing General Partner which is also the Advisor to N' Tandem. Gary P. McDaniel, the Chief Executive Officer of Chateau, and Jeff Kellogg, the President of Chateau, are the sole directors of the Managing General Partner. Information concerning the Trustees of N' Tandem and the executive officers and directors of Chateau and The Windsor Corporation is included in Appendix A which is incorporated herein by reference.

The Purchase and Sale Agreement

     General. The Purchase and Sale Agreement does not contain any seller representations and warranties. As a result, following the closing, N' Tandem will have no recourse against the Partnership in connection with the condition of, or other matters affecting, the Properties.

     Purchase Prices. The following table sets forth a list of the Partnership's wholly owned Property and the Ownership Interests and their respective values (based on the Appraised Values), the debt attributable to the Ownership Interests held by the Partnership, and the value of the Property or Ownership Interest after deducting attributable debt:




                                                                                     Debt Attributable
                                                             Value of Property or     to Property or     Net Value of
                                                              Ownership Interest         Ownership       Property or
                                                              Before Indebtedness     Interest as of      Ownership
     Name of Property      Ownership %     Date Acquired   Based on Appraised Value      12/31/98          Interest
     ----------------      -----------     -------------   ------------------------      --------          --------

   Sunset Vista               100%          April 1987         $   3,800,000             $   0             $ 3,800,000
      Magna, UT
   Big Country Estates         60%         December 1986       $   1,620,000             $   0             $ 1,620,000
      Cheyenne, WY
   Harmony Ranch               75%         December 1986       $   1,762,500             $   900,000       $  862,500
      Thonotosassa, FL
   Rancho Margate              33%        September 1995       $   2,112,000             $ 1,202,000       $   910,000
      Margate, FL
   Winter Haven                33%         October 1995        $   1,221,000             $   528,330       $   692,670
      Winter Haven, FL
   Apache East                 25%         February 1997       $     495,000             $   276,123       $   218,877
      Phoenix, AZ
   Denali Park                 25%         February 1997       $     861,250             $   480,378       $   380,872
                                                               =============             ===========       ===========
       Phoenix, AZ
           Total                                               $  11,871,750             $ 3,386,831       $ 8,484,919



     N' Tandem has agreed to pay cash for the Property and Ownership Interests. The total cost to N' Tandem of consummating the Sales is expected to be $____. Substantially all of the funds required by N' Tandem to complete the acquisition of the Properties will be supplied by Chateau, in exchange for the issuance by N' Tandem of an unsecured promissory note (the "Promissory Note"). The Promissory Note will be in a principal amount of $9,000,000, will bear interest at an annual rate equal to 1% per annum above the prime rate established by First Chicago NBD Corporation and will be payable in full on April __, 2000. Chateau and N' Tandem have discussed the possibility of converting all or a portion of the principal amount of the Promissory Note into common or preferred shares of beneficial interest of N' Tandem. However, there is no agreement or understanding between N' Tandem and Chateau relating to any such conversion.

     Sales Expenses. The Partnership will pay certain closing costs customarily paid by sellers in the respective jurisdictions in which the Properties are located, including the seller's portion of title insurance and escrow fees. The aggregate amount of such costs is expected to be approximately $142,000. There are no brokerage fees payable by the Partnership in connection with the Sales.

Solicitation Expenses

     The Partnership will bear the costs incurred in connection with this Consent Solicitation. The aggregate amount of such costs is expected to be approximately $125,000, which the Partnership expects to pay out of the proceeds from the Sales.

Estimate of Liquidating Distributions Payable to Limited Partners

     The following table sets forth the basis of the General Partners' estimate of the liquidating distributions payable to Limited Partners. The table assumes the Sales occurred as of December 31, 1998. The actual liquidating distributions will vary from the amount shown below depending upon the operating results of the Properties, the level of distributions, if any, to partners, capital expenditures for the Properties for the period January 1, 1999 through the closing date, and the amount of closing adjustments.


Aggregate Purchase Price for Properties and Ownership Interests                   $       11,871,750.00
 Less:     Outstanding mortgage indebtedness(1)                                   $       (3,386,831.00)
           Current liabilities
           Estimated Transactional expenses payable by the Partnership(2)
              Filing Fees                                                         $       ______________
              Legal Fees                                                          $       ______________
              Accounting Fees                                                     $       ______________
              Closing Costs
               (other than legal)                                                 $       ______________
              Appraisals                                                          $       ______________
              Solicitation Expenses                                               $          125,000.00
              Printing Costs                                                      $       ______________
Total Estimated Transactional Expenses Payable by the Partnership                ($          267,000.00)

 Plus:     Cash, cash equivalents and other current assets                        $          500,000.00

Cash available for distribution                                                   $        8,717,919.00
 Allocable to Limited Partners(3)                                                 $        8,630,740.00
 Allocable to the General Partners                                                $           87,179.00
Estimated Cash available for distribution per Unit(3)                             $               44.18

---------------------
(1)  Based on amounts  outstanding,  including accrued interest,  as of December
     31, 1998, on debt attributable to the Ownership Interests.
(2)  See "-- The Purchase and Sale  Agreement -- Expenses"  and  "--Solicitation
     Expenses."
(3)  Based on 195,366 Units outstanding as of the Record Date.

     Since the organization of the Partnership, total distributions to Limited Partners have amounted to approximately $14,366,800.00 (or an average of approximately $73.54 per Unit). If the Sales are completed and the liquidating distributions estimated above are paid to Limited Partners, total distributions to Limited Partners will amount to approximately $22,997,627.00 (or an average of approximately $117.72 per Unit), compared to an initial purchase price for each Unit of $100.00.

     As the Partnership is not making any representations and warranties under the Purchase and Sale Agreement, the General Partners do not intend to reserve any funds out of the cash available for liquidating distributions to fund contingent liabilities arising out of potential claims or litigation which might arise after the Sales are consummated, and the full amount of the net proceeds from the Sales will be distributed to the Partners as soon as practicable following the closing.

Ownership of Properties by N' Tandem Following Sales

     Following the consummation of the Sales, N' Tandem will be entitled to all of the benefits of ownership of the Properties, including future cash flows, earnings and increases in the values of the Properties, if any.


                                SPECIAL FACTORS

Fairness of the Transaction; Recommendation of the General Partners

     The General Partners believe that the Sales and the Plan of Liquidation are
(i) consistent with the Original Objectives of the Partnership and (ii) contemplated by the terms of the Partnership Agreement. In addition, the General Partners believe that the terms of the Sales are fair to the affiliated and unaffiliated Limited Partners from a financial point of view and from a procedural point of view, have approved the Sales and the Plan of Liquidation and recommend their approval by the Limited Partners.

     In reaching the determination that the Sales and the Plan of Liquidation are fair to the unaffiliated Limited Partners from a financial point of view, the General Partners considered the following factors:

o N' Tandem is willing to purchase all of the Properties and is paying the full Appraised Value for the Properties, without a discount for the fact that the Partnership owns only a minority Ownership Interest in the majority of the Properties, something the General Partners believe most third parties would be unwilling to do;

o The Purchase Price being offered in respect of the Harmony Ranch Ownership Interest, which is one of the Ownership Interests that the General Partners attempted to market for sale to third parties, is also equal to the purchase price of $2,350,000 offered in July 1998 for such Ownership Interest by a third party, prior to flooding at such Property that caused such third party to cancel the sale;

o The aggregate net purchase price being paid by N' Tandem of $8,717,919 exceeds $__________, the Net Book Value of the Partnership's assets as of December 31, 1998, by $3,231,519;

o Due to N' Tandem's Advisor's familiarity with the Properties, it is willing to purchase the Properties "as-is," and without representations and warranties from the Partnership;

o Because N' Tandem is buying the Properties in a single transaction, and is buying such Properties without representations and warranties from the Partnership, the General Partners will be able to wind up the Partnership, and make full liquidating distributions (without any holdback for future contingencies) promptly upon the approval of the Sales and the Plan of Liquidation by the Limited Partners;

o The estimated net liquidating proceeds payable in connection with the Sale of $44.18 per unit are substantially higher than those offered to Limited Partners on February 1, 1999 in connection with a tender offer for up to
          % of the Partnership's outstanding Units, made by Everest Investors 9, LLC, a party unaffiliated with the Partnership, N' Tandem or Chateau, in the amount of $30;

o The Sales do not involve any brokerage commissions payable by the Partnership, resulting in a savings to the Partnership estimated to be between $356,153 and $712,306 (based upon brokerage fees of 3% to 6% typically paid by sellers of properties); and

o The other expenses likely to be incurred by the Partnership in connection with the Sales (which are estimated to be $______) are expected to be substantially lower than if the Properties were sold to a third party (which are estimated to be $_____).

     In reaching their determination that the Sales and the Plan of Liquidation are fair from a financial point of view to the affiliated and unaffiliated Limited Partners, the General Partners also considered the following potentially negative aspects of the Sales:

o The Purchase Prices for the Properties are based upon Appraisals obtained in December 1997 and such Appraisals have not been updated. Accordingly, such Appraisals may not reflect the current fair market values of the Properties;

o It is possible that the future performance of the Properties will improve or that prospective buyers may be willing to pay more for the Properties in the future;

o It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Properties and by approving the Sales, and Limited Partners will also be foregoing certain current benefits of ownership of the Properties, such as continuing distributions; and

o The Sales and Plan of Liquidation will have a tax impact on Limited Partners resulting in an estimated net taxable gain of approximately $4.23 per Unit.

     In reaching their determination that the Sales, and the Plan of Liquidation, are fair to the affiliated and unaffiliated Limited Partners from a financial point of view, the General Partners did not assign relative weights to the above factors or determine that any factor was of particular importance; rather, the General Partners viewed the positive factors as a totality and the negative factors as a totality and concluded that the positive factors outweighed the negative factors, and thus that the Sales and the Plan of Liquidation are fair to the affiliated and unaffiliated Limited Partners from a financial point of view.

     The General Partners also believe that the Sales and the Plan of Liquidation are fair to the Limited Partners from a procedural point of view, based on the following factors:

o The Properties have been independently appraised by appraisers certified by the Appraisal Institute, and the fact that N' Tandem is paying the full value of the Properties based on the Appraised Values; and

o The Sales are subject to the approval of unaffiliated Limited Partners holding not less than a majority of the issued and outstanding Units.

     In reaching their determination that the Sales and the Plan of Liquidation are fair from a procedural point of view to the affiliated and unaffiliated Limited Partners, the General Partners also considered the following potentially negative aspects of the Sales:

o The transaction was negotiated on behalf of the Partnership by the Managing General Partner, who is under common control with the Purchaser, and is receiving substantial economic benefits from the transaction (including brokerage fees of $356,153 that are being paid by the Purchaser), and accordingly, may be subject to potential conflicts of interest;

o That the sole Directors of the Managing General Partner are the Chief Executive Officer, and President, respectively, of Chateau, and as a result of such affiliation, the Sales and the Plan of Liquidation have not been approved by Directors who are not employees of the Partnership or its affiliates;

o No independent or disinterested third party was appointed to negotiate the terms of the Sales on behalf of the Partnership, or the unaffiliated Limited Partners;

o The General Partners have not in connection with the Sales sought to obtain an opinion relating to the fairness, to the unaffiliated Limited Partners, of the Sales;


o The General Partners have not retained an independent representative to represent the unaffiliated Limited Partners in connection with the Sales;

o The Appraisals were made in November and December of 1997, and no updates, or new appraisals, have been or will be ordered in connection with the Sales;

o    That few alternatives to the Sales were considered by the General Partners;
     and

o The Partnership has engaged in limited marketing efforts with respect to the Properties and the Partnership does not intend to take significant actions to market or sell the Properties pending the results of this Consent Solicitation.

     In reaching their determination that the Sales, and the Plan of Liquidation, are fair to the affiliated and unaffiliated Limited Partners from a procedural point of view, the General Partners concluded that the approval of the transaction by a majority in interest of the unaffiliated Limited Partners is sufficient to insure that procedural fairness has been preserved for the Limited Partners. The General Partners also believe that the potentially negative factors influencing procedural fairness were in each case mitigated by the following other factors or considerations: (i) although the Partnership and N' Tandem are under common control, the General Partners concluded that the common control (a) did not adversely affect the terms of the Sales for Limited Partners, and (b) allowed N' Tandem to offer deal terms that they believed would not be available from third parties; (ii) that the involvement in the transaction of independent or disinterested third parties to negotiate on behalf of the Limited Partners would have added to the cost of the overall transaction without necessarily providing any additional benefits to the Limited Partners;
(iii) obtaining a fairness opinion would, to a large extent, be duplicative of the Appraisals that were obtained in the transaction, and would have involved the payment of a significant fee; (iv) even though the Appraisals were prepared in November and December of 1997, the General Partners believe that no material changes have occurred in the Properties or in the conditions of the market for manufactured home communities since those dates that would result in higher values for the Properties; and (v) the General Partner's belief that marketing the partial Ownership Interests held by the Partnership would not have provided a better transaction for the Limited Partners and would have ultimately delayed the timing of the Sales and the distribution of liquidating proceeds to the Limited Partners.

Alternatives Considered

     Under the Partnership Agreement, the term of the Partnership is through December 31, 1997. Pursuant to the Partnership Agreement and California law, unless the term of the Partnership is extended, the General Partners are required to (i) proceed with a winding up and liquidation of the Partnership, and to take such actions as are required to cause the partners of the Partnership to receive liquidating distributions or (ii) take such actions as may be necessary to extend the Partnership term.

     The General Partners did not consider extending the Partnership term, which would have required the consent of the holders of a majority of the issued and outstanding Units. The reason that this option was not considered is that the Managing General Partner believes that Limited Partners desire to achieve the near term liquidation of their investments in the Partnership. This belief is based on the Managing General Partner's observation that most Limited Partners have held their investments in the Partnership for more than a dozen years. Additionally, while extending the life of the Partnership would have resulted in the Limited Partners receiving the benefits of continued ownership of the Properties, they would have also remained subject to the risks of continuing such ownership and their investments would have remained illiquid and all Limited Partners would continue to be unable to liquidate their investments at fair value since no formal trading market for the Units exists.

         While the General Partners did consider the possibility of selling the Properties to parties other than N' Tandem, the General Partners ultimately concluded that such alternative transactions would not be likely to result in the distribution of greater liquidating proceeds to the Limited Partners. The principal reason for this belief is that the Limited Partners would receive greater liquidating proceeds in a third party transaction only if such third party was willing to pay in excess of the Appraised Values for the Properties and Ownership Interests, something the General Partners believe few, if any, parties would be willing to do, especially with respect to the partial Ownership Interests. This is because the expenses of the Sales are lower than they would be in connection with the sale of the Properties and Ownership Interests to an unaffiliated third party (principally due to the fact that no brokerage commissions are being paid in connection with the Sales, which results in estimated savings of between $356,153 and $712,306 based upon prevailing commission rates) and because N' Tandem is paying the full Appraised Value for the Properties and Ownership Interests.

     N' Tandem and Chateau did not consider any alternative ways to acquire the Properties from the Partnership, due to their belief that the holders of a majority of Units desire to achieve near term liquidation of their investments in the Partnership.

N' Tandem's and Chateau's Belief as to the Fairness of the Proposed Transaction; N'Tandem's and Chateau's Reasons for Engaging in the Transaction

     N' Tandem and Chateau believe that the Sales are fair to the affiliated and unaffiliated Limited Partners from both a financial point of view, and from a procedural point of view. In reaching such determination, N' Tandem and Chateau considered the same factors, and positive and negative aspects of the Sales and the Plan of Liquidation as were considered by the General Partners, as described in this Consent Solicitation Statement under "Fairness of the Transaction; Recommendation of the General Partners" and have specifically adopted the analyses and conclusions described therein.

     In October 1998, N'Tandem amended and restated N'Tandem's Declaration of Trust and By-laws to convert N'Tandem from a finite-life to an infinite-life entity to enable it to begin implementing a growth-oriented business plan intended to cause N' Tandem to attain greater size and asset diversity. The acquisition by N'Tandem of the Properties is being engaged in by N'Tandem as part of such growth-oreinted business plan.

Appraisals

Overview of Appraisals

     Three Appraisers were involved in rendering Appraisals with respect to the Partnership's Properties in November and December, 1997. Whitcomb Real Estate, Inc. ("Whitcomb"), located in Tampa, Florida, appraised the Harmony Ranch, Rancho Margate and Winter Haven Properties. Landmark Valuation, Inc. ("Landmark"), with principal offices in Aurora, Colorado, appraised the Sunset Vista and Big Country Estates Properties. Appraisal Technology, Inc. ("Appraisal Technology"), with principal offices in Phoenix, Arizona, appraised the Apache East and Denali Park Estates Properties. Each of the Appraisers is certified as a Master Appraiser by the Appraisal Institute and was selected based upon such Appraiser's expertise and/or experience within the geographic area that each Property was located, as well as such Appraiser's familiarity with valuing real estate underlying manufactured home communities. Each of the Appraisals set forth the Appraised Values of the Properties as of December 1997, except for Harmony Ranch Property which was reappraised as of December 1998, in light of the flooding problems that occurred at such Property subsequent to the original Appraisal.

     The Appraisals were ordered by the Managing General Partner in connection with the anticipated liquidation of the Partnership's assets following the expiration of the Partnership term, and were not obtained in contemplation of the Sales or the Plan of Liquidation. The purpose of the Appraisals was, and each Appraiser was instructed by the Managing General Partner, to determine the fair market value of each Property. In connection with the Appraisals, no fair market values, or value ranges, were suggested by the Managing General Partner. Each of the Properties was appraised in accordance with the Uniform Standards of Professional Appraisal Practice. Only one Appraisal was sought with respect to each Property. Had more than one appraisal been sought with respect to each Property, the values determined for the Properties might have been higher or lower than the Appraised Values.

     In conducting the Appraisals, the Appraisers utilized two approaches, the income capitalization approach, and the sales comparison approach. In the income capitalization approach, the Appraiser calculates an estimate of net operating income for the subject Property ("NOI"). The Appraiser then determines an appropriate capitalization rate for the subject Property based upon capitalization rates for comparable properties sold in the same geographic area as the subject Property. The appraised value of the subject Property is then determined by applying the appropriate capitalization rate to the NOI. In utilizing the sales comparison approach, the Appraiser determines market value by comparing the subject Property against other manufactured home communities deemed comparable to the subject Property and sold within a specified time period, and adjusting for material differences between the subject Property and the comparables.

         The Appraisals were rendered as of November and December 1997, and accordingly, may no longer reflect the fair market values of the Properties, and the value of the Properties may have increased since that time. However, the Managing General Partner (i) does not believe that any significant events have occurred since that time which would cause the conclusions reached in the Appraisals, and Appraised Values, to be different had the Appraisals been rendered as of a more recent date, (ii) is not aware of any material developments, trends or other uncertainties that relate to the conclusions expressed in the Appraisals, or that are reasonably likely to materially affect such conclusions, and (iii) does not intend to update the Appraisals, or order new appraisals for the Properties, in connection with the Sales.

         The Appraisals have been based in part upon information supplied to the Appraisers by the Managing General Partner, including but not limited to: rent rolls; building reports; lease information; financial schedules of current lease rates, income, expenses, cash flow and related financial information; and property descriptive information. The Appraisers relied upon such information and assumed that the information provided by the Managing General Partner was accurate and complete and generally did not attempt to independently verify such information. The Appraisers also interviewed and relied upon the Managing General Partner to obtain information relating to the condition of each Property, including any deferred maintenance, capital budgets, environmental conditions, status of on-going or newly planned expansions, and other factors affecting the physical condition of the Property improvements. The Appraisers also interviewed the Managing General Partner's management personnel regarding competitive conditions in property markets, trends affecting the Properties, certain lease and financing factors, and historical and anticipated lease revenues and expenses and reviewed historical operating statements for the Properties.

         Copies of the Appraisals are filed as Exhibits to the Schedule 13E-3 and are available for inspection and copying at the Partnership's principal executive offices during regular business hours by any interested Limited Partner, or any representative of a Limited Partner who has been designated by a Limited Partner in writing. Copies may also be obtained through the written request of any Limited Partner made to the Managing General Partner at 6430 S. Quebec Street, Englewood, Colorado 80111.

     A summary description of the Appraisals, including the Appraised Values of the Properties is set forth below. The Appraisals are based on conditions as of their respective dates. Subsequent developments could have a material effect on the valuations stated therein.

     Appraisal of Harmony Ranch, Rancho Margate and Winter Haven Properties by Whitcomb Real Estate, Inc.

     Information with respect to Whitcomb Real Estate, Inc. ("Whitcomb"). Whitcomb was founded in 1986, and currently has four full time appraisers on its staff. Each of the subject properties was appraised by John Whitcomb, the President of Whitcomb. Mr. Whitcomb is certified as a Master Appraiser by the

Appraisal Institute, is a Certified Commercial Investment Member, has been in the real estate appraisal business since 1985, and has conducted in excess of a thousand property appraisals since that time. Mr. Whitcomb has extensive experience appraising manufactured home communities, having conducted in excess of 250 such appraisals since 1993. Whitcomb received customary and market-based fees in connection with the rendering of the Appraisals, which were based upon arm's-length negotiations between Whitcomb and the Managing General Partner. The Partnership previously utilized Whitcomb Real Estate in connection with the original purchase by the Partnership of the Sunrise Village Property and the Partnership's Ownership Interest in the Harmony Ranch, Rancho Margate and Winter Haven Properties. Whitcomb was paid usual and customary market based fees in connection with such original appraisals and neither the General Partners, the Partnership, nor any affiliates of the General Partners, have any material relationship with Whitcomb. Whitcomb received $__________ in connection with rendering the Appraisals. Total fees and compensation paid to Whitcomb by the Partnership, the General Partners, and their respective affiliates since January 1, 1997 was $______________. No additional compensation is mutually understood to be contemplated to be paid to Whitcomb, in connection with the Appraisals, or otherwise.

     Assumption and Limitations of the Whitcomb Appraisals. Each of the Appraisals were based upon certain assumptions and limiting conditions, including the following: (i) that the factual information contained in each Appraisal upon which the analysis and conclusions are based was true and correct, (ii) that the information, estimates and opinions furnished to Whitcomb in connection with the Appraisals were true and correct, (iii) each Property was appraised as though free and clear of mortgage's, liens, leases, servitudes and encumbrances, except as identified in the Appraisals, (iv) that each Appraisal applies to the real estate only, and does not include personal property or other non-realty items, (v) that there is good and marketable title to the subject Property, (vi) that the Property is free of encroachments, and zoning or other violations or problems, (vii) that management of the Property is competent,
(viii) that there are no material hidden or unapparent problems of the soil, subsoil or structures of the Property, (ix) that all of the improvements, equipment, and building services are structurally sound and suffer no latent defects or inadequacies, (x) that the subject improvements are free of insect infestation or rot, or damage due to such infestation or rot, (xi) that there are no environmental problems with respect to the Property or its improvements,
(xii) that no adverse events, conditions or circumstances materially affecting the Property took place subsequent to the date of the field inspection, and
(xiii) that there have been no material changes in economic conditions affecting the Property following the date of the Appraisal.

     Whitcomb also noted that (i) the estimates of value stated in the Appraisals apply only to the effective dates of value stated in the Appraisals,
(ii) value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property, (iii) Whitcomb assumes no liability for an unforeseen change in the economy, or at the subject property,
(iv) that the underlying assumptions and conditions provide a reasonable basis for the value estimate stated in the Appraisals, (v) some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period, (vi) the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection and that such variations could be material and have an impact on the individual value conclusions stated in the Appraisals.

     Summary of Harmony Ranch Property Appraisal. In utilizing the income capitalization approach in connection with appraising the Harmony Ranch Property, Whitcomb first projected 12 months of income for the Property based upon the then current rent levels. The potential gross income from the rentals was calculated at $552,996 per year. Vacancy and credit loss was estimated at 17% of potential gross income, or $94,000. Additional income, based on historical numbers, was calculated at $45 per space, leaving an effective gross income estimate of $468,587 for the Property. Total annual operating expenses for the Property were estimated to be $210,485, leaving NOI of $258,102. In determining a capitalization rate for the Harmony Ranch Property, Whitcomb first looked at capitalization rates for comparable communities, which ranged from 9.17% to 10.01%. After determining that the above market vacancy and expense ratio of the Property, and the risk of future flooding would require a higher yield, Whitcomb determined that a capitalization rate of 11% was appropriate. Utilizing the 11% capitalization rate yielded an appraised value for the Harmony Ranch Property of $2,350,000. Whitcomb also performed a debt coverage ratio analysis, as a check with respect to the utilized capitalization rate, which yielded a capitalization rate, equal to approximately 10.6%.

     In utilizing the sales comparison approach in connection with appraising the Harmony Ranch Property, Whitcomb compared the subject property against five other manufactured home communities sold in the same general geographic area as the subject Property within 12 months of the Appraisal date. The sales prices of the five comparable properties ranged from a low of $1,520,000 to a high of $8,400,000. Total spaces ranged from 80 to 326 and occupancy ranged from 89.2% to 98.7%. The average price per space ranged from $11,676 to $27,660 and average lot rent ranged from $159.39 to $363.88. All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represented transactions that took place in the nine-month period prior to the Appraisal, and traded under similar market conditions.

     Whitcomb also employed the effective gross income multiplier ("EGIM"), in the sales comparison analysis. In applying the EGIM analysis, Whitcomb (i) determined that the EGIM for the comparable sale properties ranged between 5.54 and 6.63, (ii) that EGIM is essentially a function of the average lot rent,
(iii) average lot rent reflects, in most cases, the market perception of a property's position in the marketplace, (iv) typically, lot rent increases contribute to increases in NOI, (v) that average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities, and (vi) EGIM's also reflect the market's perception of the potential for future rent increases.

     Whitcomb also determined that (i) the subject property is an all age community with a 13.5% physical vacancy, (ii) the subject property was observed to be in average condition and with a good location in Hillsborough County, Florida, (iii) the comparables all had a much higher occupancy rate than at the subject property and the expense ratios were lower, ranging from 38.4% to 44.8%. By comparison, the subject property (i) had a forecast expense ratio of 44.92%, and (ii) the subject property experienced flooding in December 1997. Based on these considerations, Whitcomb concluded an EGIM of 5.00, which was below the indicated range for the comparable properties was appropriate. Based upon the subject property's effective gross income of $468,587 with an EGIM of 5.00 and a fair market value of $2,340,000, representing $12,188 per space.

     In reconciling the income capitalization approach and the sales comparison approach, Whitcomb (i) reviewed each approach to ascertain the reliability of the data, (ii) weighted the approach that best represented the actions of typical users and investors in the marketplace, (iii) determined that in the current instance, the availability of sufficient, reliable and supportable historical data for the subject property made the income capitalization approach a reliable gauge of the market value of the subject property, (iv) determined that the sales comparison approach was reliable, (v) determined that the two approaches reflected a narrow range of value, (vi) determined that the opinion of value should be based on the income capitalization approach, because buyers are most concerned with cash flow to debt service, and (vii) concluded that the market value of the Property, based on a reasonable exposure period of six months, as of December 4, 1998, was $2,350,000.

     Summary of Rancho Margate Property Appraisal. In utilizing the income capitalization approach in connection with appraising the Rancho Margate Property, Whitcomb first projected 12 months of income for the Property based upon the then current rent levels. The potential gross income from the rentals was calculated at $1,067,700 per year. Vacancy and credit loss was estimated at 7% of potential gross income, or $74,739. Additional income, based on historical numbers, was calculated at $167.80 per space, leaving an effective gross income estimate of $1,035,836 for the Property. Total annual operating expenses for the Property were estimated to be $475,847, leaving NOI of $559,989. In determining a capitalization rate for the Rancho Margate Property, Whitcomb first looked at capitalization rates for recently sold comparable communities, which ranged from 8.16% to 9.18%. Whitcomb determined that a capitalization rate of 8.75% for the subject property was appropriate. Utilizing the 8.75% capitalization rate yielded an appraised value for the Rancho Margate Property of $6,400,000. Whitcomb also performed a debt coverage ratio analysis, as a check with respect to the utilized capitalization rate which yielded a capitalization rate, equal to approximately 9.1%.

     In utilizing the sales comparison approach in connection with appraising the Rancho Margate Property, Whitcomb compared the subject property against five other manufactured home communities sold in the same general geographic area as the subject Property within 24 months of the Appraisal date. The sales prices of the five comparable properties ranged from a low of $3,000,000 to a high of $5,500,000. Total spaces ranged from 170 to 255 and occupancy ranged from 88.9% to 100%. The average price per space ranged from $17,451 to $29,891 and average lot rent ranged from $185.74 to $328. All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represented transactions that took place in the twenty-four month period prior to the Appraisal, and traded under similar market conditions.

     Whitcomb also employed the EGIM in the sales comparison analysis. In applying the EGIM, Whitcomb (i) determined that the EGIM for the comparable sale properties ranged between 5.87 and 7.98. Whitcomb then determined that based on the fact the expense ratio of the subject property was higher than all but one of the comparable properties, an EGIM of 6.25, which was at the lower end of the indicated range, was appropriate. Based upon the subject property's effective gross income of $1,035,836 and an EGIM of 6.25, the fair market value of the subject property was calculated to be $6,470,000, representing $26,408 per space.

     In reconciling the income capitalization approach and the sales comparison approach, Whitcomb (i) reviewed each approach to ascertain the reliability of the data, (ii) weighted the approach that best represented the actions of typical users and investors in the marketplace, (iii) determined that in the current instance, the availability of sufficient, reliable and supportable historical data for the subject property made the income capitalization approach a reliable gauge of the market value of the subject property, (iv) determined that the sales comparison approach was reliable, (v) determined that the two approaches reflected a narrow range of value, (vi) determined that the opinion of value should be based on the income capitalization approach, and (viii) concluded that the market value of the Property, based on a reasonable exposure period of six months, as of November 20, 1997, was $6,400,000.

     Summary of Winter Haven Property Appraisal. In utilizing the income capitalization approach in connection with appraising the Winter Haven Property, Whitcomb first projected 12 months of income for the Property based upon the then current rent levels. The potential gross income from the rentals was calculated at $628,320 per year. Vacancy and credit loss was estimated at 5% of potential gross income, or $31,416. Additional income, based on historical numbers, was calculated at $80 per space, leaving an effective gross income estimate of $615,944 for the Property. Total annual operating expenses for the Property were estimated to be $283,283, leaving NOI of $332,661. In determining a capitalization rate for the Winter Haven Property, Whitcomb first looked at capitalization rates for recently sold comparable communities, which ranged from 8.16% to 9.8%. Whitcomb noted that (i) the subject Property had a physical vacancy rate of 1.3% and was observed to be in good overall condition, and (ii) that the market has been competitive in recent years, indicating increased risk, and increasing the going-in capitalization rate. Based on these considerations, Whitcomb determined that a capitalization rate of 9.0% was appropriate. Utilizing the 9.0% capitalization rate yielded an Appraised Value for the Winter

Haven Property of $3,700,000. Whitcomb also performed a debt coverage ratio analysis, as a check with respect to the utilized capitalization rate, which yielded a capitalization rate, equal to approximately 9.1%.

     In utilizing the sales comparison approach in connection with appraising the Winter Haven Property, Whitcomb compared the subject property against four other manufactured home communities sold in the same general geographic area as the subject Property within thirty months of the Appraisal date. The sales prices of the four comparable properties ranged from a low of $2,825,000 to a high of $3,590,000. Total spaces ranged from 140 to 202 and occupancy ranged from 98.2% to 100%. The average price per space ranged from $14,125 to $17,647 and average lot rent ranged from $156.55 to $224.20. All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represented transactions that took place in the nine month period prior to the Appraisal, and traded under similar market conditions.

     Whitcomb also employed the EGIM in the sales comparison analysis. In applying the EGIM, Whitcomb determined that the EGIM for the comparable sale properties ranged between 5.99 and 7.92. Whitcomb noted that (i) the subject Property is an older, fully developed community located just south of the Winter Haven city limits, (ii) with the exception of one comparable property, the subject Property, and all comparable properties were fully developed, stabilized properties and any additional potential income is available only from rent increases, and (iii) the subject Property rents are well supported in the marketplace. Based on these considerations, Whitcomb concluded an EGIM of 6.0, which is at the lower end of the EGIM range for the comparable properties was appropriate. Based upon the subject Property's effective gross income of $615,944 and an EGIM of 6.0, the fair market value of the subject Property was calculated to be $3,700,000, representing $15,492 per space.

     In reconciling the income capitalization approach and the sales comparison approach, Whitcomb (i) reviewed each approach to ascertain the reliability of the data, (ii) weighted the approach that best represented the actions of typical users and investors in the marketplace, (iii) determined that in the current instance, the availability of sufficient, reliable and supportable historical data for the subject property made the income capitalization approach a reliable gauge of the market value of the subject property, (iv) determined that the sales comparison approach was reliable, (v) determined that the two approaches reflected a narrow range of value, (vi) determined that given the relative homogeneity of the locations of the subject property and the comparables, the availability of market data that it was appropriate to emphasize the sales comparison approach, and (vii) and concluded that the market value of the Property, based on a reasonable exposure period of six months, as of November 17, 1997, was $3,700,000.

     Appraisal of Sunset Vista and Big Country Estates Properties by Landmark Valuation, Inc.

     Information with respect to Landmark Landmark was founded in October 1995, and currently has two full time appraisers on its staff. Each of the subject properties was appraised by Dale E. Washburn and Tom D. Spivak. Mr. Washburn is certified as a Master Appraiser by the Appraisal Institute, has been in the real estate appraisal business since 1985, and has conducted in excess of a thousand of property appraisals since that time. Mr. Washburn has extensive experience appraising manufactured home communities in the Rocky Mountain region. Landmark received customary and market-based fees in connection with the rendering of the Appraisals, which were based upon arm's-length negotiations between Landmark and the Managing General Partner. The Partnership previously utilized Landmark in connection with the original purchase by the Partnership of Sunset Vista and Big Country Estates. Landmark was paid usual and customary market based fees in connection with such original appraisals and neither the General Partners, the Partnership, nor any affiliates of the General Partners, have any material
relationship  with Landmark.  Landmark  received  $           in connection with
rendering the Appraisals. Total fees and compensation paid to Landmark by the Partnership, the General Partners, and their respective affiliates since

December 1, 1997 was $6,750. No additional compensation is mutually understood to be contemplated to be paid Landmark, in connection with the Appraisals, or otherwise.

     Assumptions and Limitations of the Landmark Appraisals. Each of the Appraisals rendered by Landmark were based upon certain assumptions and limiting conditions including the following: (i) the valuation estimate applies only to the property and property rights specifically identified in the Appraisal, (ii) the subject property was appraised free and clear of any or all liens or encumbrances unless otherwise stated, (iii) it was assumed that all information known to the client and relative to the valuation has been accurately furnished and that there are no undisclosed leases, agreements, liens, or other encumbrances affecting the use of the subject property, (iv) ownership and management are assumed to be competent and in responsible hands, (v) information and data contained in the Appraisals furnished by others is believed to be reliable; however, no warranty is given to its accuracy, (vi) information and data obtained from public records, and where possible checked and verified, was also deemed to be correct, (vii) the report and value conclusions are contingent upon completion of any stated improvements, repairs or alterations in a workmanlike manner and in conformance with all applicable codes, ordinances and statutes, (viii) no responsibility beyond reasonableness was assumed by Landmark for matters of a legal nature, whether existing or pending, (ix) the appraisers have not performed drainage or soil tests on the subject site, nor have the results of such tests been provided and it is assumed that there are no soil or drainage conditions which would adversely affect the market value of the subject property, (x) the appraisers are not engineers, and any references to physical property characteristics in terms of quality, condition, cost, suitability, soil conditions, flood risk, obsolescence, etc., are strictly related to their economic impact on the property and no liability is assumed for any engineering-related issues, (xi) the existence of potentially hazardous materials used in construction or maintenance of the building, such as the presence of urea formaldehyde foam insulation, asbestos, and/or existence of toxic waste, which may or may not be present on the property, has not been considered, the appraisers are not qualified to detect such substances, and the valuations are subject to modification if any such potentially hazardous materials were detected by a qualified expert in these areas, and (xii) each Appraisal is based on the condition of local and national economies, purchasing power of money, and financing rates prevailing at the effective date of value.

     Summary of the Sunset Vista Estates Appraisal. In utilizing the income capitalization approach, in appraising the Sunset Vista Estates Property, Landmark first determined the per space market rent for the Property. Based upon
(i) the current rents charged at the Property, and the current rents charged at five mobile home communities which Landmark deemed comparable to the subject Property, Landmark determined the market rent at the Property to be $225 per month for a single wide space and $245 per month for a double-wide space. Based upon these figures, total gross space rental for the Property was calculated at $574,740 per year. Additional other income was estimated at $10,058 per year. Total operating expenses, based on historical operating expenses, were estimated to be $256,037. Based on these estimates, NOI was $360,024. Landmark then determined an appropriate capitalization rate for the Property. In determining an appropriate capitalization rate, Landmark determined the capitalization rate for comparable properties sold within three years of the Appraisal date located in Arizona, Nevada, Wyoming and Colorado. The capitalization rates for the comparable properties ranged from 8.7% to 11.5%, with the most comparable properties indicating a range of 8.7% to 10.8%, with a mean of 9.5%. Based upon these comparables, Landmark determined that a capitalization rate of 9.5% was appropriate. Utilizing a 9.5% capitalization rate, Landmark estimated the value of the Property to be $3,800,000

     In utilizing the sales comparison approach in appraising the Sunset Vista Estates Property, Landmark relied principally upon the EGIM. Landmark noted that
(i) it was unable to identify recent manufactured home community properties in the same geographic area as the subject Property, (ii) that since investors typically base their purchase decisions on criteria which is generally similar regardless of geographic location, it expanded its search to include sales of comparable properties in Colorado, Arizona and Nevada. Landmark identified and compared the subject Property against 13 comparable properties. The EGIM for such properties ranged from 5.49 to 7.15, occupancy rates ranged from 94% to 100% and net operating income for such properties ranged from $1,491 to $2,794 per space. Landmark then (i) contrasted this against 100% occupancy and $1,739 per space for the subject Property, (ii) noted that all of the comparables had stable occupancy, and were thus similar to the subject Property, (iii)
determined that two of the comparables, with EGIMs of 5.88, and 6.11, respectively and NOI per space of $1,704 and $1,756 per space, respectively, were most similar to the subject Property in amenities offered, and NOI and expenses per space, and that three other comparables, with EGIM's of 6.59, 6.72 and 5.77, respectively, were also similar and comparable to the subject Property. Based upon the similarity of the subject Property to these comparables, Landmark determined that an EGIM of 6.25 was appropriate for the subject Property, which yielded an estimated value for the Property of $3,850,000, or $18,599 per space, which Landmark found to be consistent with the per space value of the comparables and which further supported the chosen EGIM.

     In reconciling the two approaches to value, Landmark determined that primary emphasis should be given to the income capitalization approach, because it is most likely that a potential investor/purchaser of the subject Property would also base a purchase decision on the criteria in this approach. Landmark also noted that with respect to the sales comparison approach, that recent sales data on manufactured home communities was scarce, and that the sales comparison approach should be given secondary consideration.

     Based upon primary emphasis on the income capitalization approach, and secondary emphasis on the sales comparison approach, Landmark determined that the "as-is" market value of the Property, free and clear of financing, was $3,800,000.

     Summary of the Big Country Estates Appraisal. In utilizing the income capitalization approach in appraising the Big Country Estates Property, Landmark first determined the per space market rent for the Property. Based upon (i) the current rents charged at the Property, and (ii) the current rents charged at five mobile home communities which Landmark deemed comparable to the subject Property, Landmark determined the market rent at the Property to be $190 per month per space. Based upon these figures, total gross space rental for the Property was calculated at $581,400 per year. Additional other income was estimated at $6,904 per year. Combined vacancy and collection loss was estimated to be $29,070. Total operating expenses, based on historical operating expenses, were estimated to be $312,280. Based on these estimates, NOI was $246,954. Landmark then determined an appropriate capitalization rate for the Property. In determining an appropriate capitalization rate, Landmark determined the capitalization rate for comparable properties sold within three years of the Appraisal date located in Arizona, Nevada, Wyoming and Colorado. The capitalization rates for the comparable properties ranged from 8.9% to 11.5%, with the most comparable properties indicating a range of 8.9% to 10.8%, with a mean of 9.7%. Based upon these comparables, Landmark determined that a capitalization rate of 9.5% was appropriate. Utilizing a 9.5% capitalization rate, Landmark estimated the value of the Property to be $2,600,000.

     In utilizing the sales comparison approach in appraising the Big Country Estates Property, Landmark relied principally upon the EGIM. Landmark was able to identify only two sales of manufactured home communities in the subject Property's immediate vicinity which occurred in the three years prior to the Appraisal date. Landmark therefore expanded its search to include communities located along the northern front range of the Rocky Mountains. Landmark identified seven comparables, two in Cheyenne, Wyoming, two in Fort Collins, one in Greeley, one in Loveland, and one in Lafayette, Colorado. The EGIMs for such properties ranged from 5.07 to 6.72, occupancy rates ranged from 95% to 100% and net operating income for such properties ranged from $1,122 to $2,112 per space. Landmark then (i) contrasted this against 98% occupancy and $968 per space for the subject Property, (ii) noted that all of the comparables had stable occupancy, and were thus similar to the subject Property, and (iii) determined that two of the comparables, with EGIMs of 5.07 and 5.16, respectively and NOI per space of $1,122 and $1,319 per space, respectively, were most similar to the subject Property in age, location, and NOI. Based upon the similarity of the subject Property to these comparables, and adjusting for relative differences, Landmark determined that an EGIM of 5.0 was appropriate for the subject Property, which yielded an estimated value for the Property of $2,800,000, or $10,980 per space, which Landmark found to be consistent with the per space value of the comparables and which further supported the chosen EGIM.

     In reconciling the two approaches, Landmark gave equal emphasis to each approach, and determined $2,700,000 as the final estimate of "as-is" market value for the subject Property, as of November 24, 1997.

     Appraisal of Apache East and Denali Park Estates Properties by Appraisal Technology, Inc.

     Information with respect to Appraisal Technology. Appraisal Technology was founded in 1990, and currently has six full time appraisers on its staff. Each of the subject properties was appraised by Mr. Mark Wirth. Mr. Wirth is certified as a Master Appraiser by the Appraisal Institute, has been in the real estate appraisal business since 1984, and has conducted in excess of a thousand property appraisals since that time. Mr. Wirth has extensive experience appraising manufactured home communities in the Southwest United States, having conducted in excess of 200 such appraisals in the past ten years. Appraisal Technology received customary and market-based fees in connection with the rendering of the Appraisals, which were based upon arm's-length negotiations between Appraisal Technology and the Managing General Partner. The General Partners of the Partnership previously utilized Appraisal Technology in connection with the original purchase by the Partnership of the Denali Park Estates and Apache East Properties. Appraisal Technology was paid usual and customary market based fees in connection with such original appraisals and neither the General Partners, the Partnership, nor any affiliates of the General Partners, have utilized Appraisal Technology in any other capacity, or has any material relationship with Appraisal Technology. Appraisal Technology received
$            in  connection  with  rendering  the  Appraisals.  Total  fees  and compensation paid to Appraisal Technology by the Partnership, the General Partners, and their respective affiliates since January 1, 1997 was $2,000. No additional compensation is mutually understood to be contemplated to be paid to Appraisal Technology, in connection with the Appraisals, or otherwise.

     Assumptions and Limitations of the Appraisal Technology Appraisals. Each of the Appraisals rendered be Appraisal Technology were based upon certain assumptions and limiting conditions, including the following: (i) management for each subject Property is assumed to competent, (ii) title is assumed to be good and marketable, (iii) the subject Property and owner are assumed to be in full compliance with all applicable laws, including zoning and environmental laws,
(iv) it is assumed that all licenses, consents, and legislative and administrative authority have been obtained, (v) adequate municipal services are assumed, (vi) the legal description of the subject Property is assumed to be correct, and it is assumed that there is no encroachment or trespass, (vii) it is assumed that there are no hidden unapparent adverse conditions of the subject Property, sub-soil or structures, (viii) descriptions of the physical condition of the subject Property are descriptions only and are not warranted or guaranteed, (ix) information provided in public records and by third parties is assumed to be true correct and reliable, and (x) each Appraisal is an estimate of value based on analysis of information known to the Appraiser at the time the Appraisal was made.

     Summary of the Denali Park Estates and Apache East Property Appraisals. The Denali Park Estates and Apache East Properties are contiguous Properties with similar characteristics. Accordingly, the Appraisal of these Properties were contained in a single Appraisal report rendered by Appraisal Technology.

     In utilizing the sales comparison approach in connection with appraising the Denali Park Estates and Apache East Properties, Appraisal Technology compared the subject Property against four other manufactured home communities sold in the same general geographic area as the subject Properties within twenty-four months of the Appraisal date. The sales prices of the five comparable properties ranged from a low of $2,825,000 to a high of $5,000,000. Total spaces ranged from 108 to 201 and occupancy ranged from 88.9% to 100%. The average price per space ranged from $17,000 to $26,157 and average NOI per space ranged from a low of $1,705 per annum to a high of $2,511 per annum. All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represented transactions that took place in the twenty-four month period prior to the Appraisal, and traded under similar market conditions.

     After adjusting for specified economic differences, Appraisal Technology determined that the four comparables indicated a value range of $16,150 to $21,144 per space with an indicated mean of $19,327 per space. Additionally, Appraisal Technology noted that (i) all four comparables utilized in the valuation analysis are considered to be the best data available for the subject Properties as of the date of valuation, (ii) all four sales required adjustments for location, (iii) two of the four comparables required adjustments for physical characteristics and (iv) that value of the subject Properties should fall within this adjusted range.

     Appraisal Technology determined that for the Denali Park Estates Property, due to its size, condition and income potential, that the middle of the adjusted range was indicated, and that a value of $19,500 per space was indicated. Based upon this figure, the as-is value of the Property utilizing the sales comparison approach was determined to be $3,485,000. Appraisal Technology determined that for the Apache East Property, due to its size, condition and income potential, the lower end of the adjusted range was indicated and that a value of $17,000 per space was indicated. Based upon this figure, the as-is value of this Property utilizing the sales comparison approach was determined to be $2,090,000.

     In utilizing the income capitalization approach, based upon rentals at properties deemed by Appraisal Technology to be comparable to the subject Properties, Appraisal Technology determined that (i) the total effective rental income for the Denali Park Estates Property was $384,241, and (ii) the total effective rental income for the Apache East Property was $293,040. Appraisal Technology then determined (i) based on historical figures that Denali Park
Estates had additional rental income of $36,409and Apache East had no other income sources, (ii) total annual operating expenses for Denali Park Estates were estimated at $124,195, (iii) total annual operating expenses for Apache East were estimated at $104,961, and (iv) NOI for Denali Park Estates was estimated to be $296,546, and NOI for Apache East was estimated to be $188,079.

     Appraisal Technology then sought to determine an appropriate capitalization rate for each subject Property. In determining these rates, Appraisal Technology noted that (i) the overall capitalization rates, for the comparable properties ranged from 8.9% to 10.03%, (ii) that the differences may be attributed to variations in occupancy, age and condition of the communities, sales motivation, cash flow potential and other factors which make each sale and/or property unique, and (iii) that due to anticipated winter season revenue increases, physical characteristics of the communities, economic stability and remaining economic life that a capitalization rate of 9.5% was an appropriate capitalization rate. Based upon such rate, the market value utilizing the income capitalization approach of the Denali Park Estates Property was calculated to be $3,121,537 and for Apache East was calculated to be $1,980,000. Appraisal Technology then added the value of the excess undeveloped land included in the Denali Park Estates Property, estimated to be $325,000, giving a final rounded value for Denali Park Estates of $3,445,000.

     Reconciliation. In reconciling the market values of the subject properties determined by each method, Appraisal Technology determined the weight to be accorded each method and based on such weighting concluded that, as of November 10, 1997, the as-is market value of the Denali Park Estates Property was $3,445,000, and that the as-is market value of Apache East Property was $1,980,000.

             SUMMARY OF SELECTED TERMS OF THE PARTNERSHIP AGREEMENT

     The rights and obligations of the partners in the Partnership are governed by the Partnership Agreement which is set out in its entirety in Appendix B beginning at Page B-1. The following statements and other statements in this solicitation concerning the Partnership Agreement and related matters are merely a selected summary, do not purport to be complete and in no way modify or amend the Partnership Agreement.

Net Proceeds from the Sales

     Pursuant to the Partnership Agreement upon the consummation of the Sales and a liquidation of the Partnership, net proceeds from the Sales will be distributed in the following order of priority:

     (1) To the Limited Partners, an amount equal to the sum of: (i) Adjusted Invested Capital with respect to the Units (as hereinafter defined); and (ii) the excess, if any, of an amount equal to a 9% per annum cumulative (but not compounded) return on adjusted invested capital, calculated from each Limited Partner's respective date of admission to the Partnership, over total prior distributions of cash from operations with respect to the Units;

     (2) To the General Partners, an amount equal to any unpaid subordinated real estate commission; and

     (3) To the extent of any balance remaining, 85% of the Limited Partners to be shared on a pro rata basis in accordance with their respective ownership of Units and 15% to the General Partners.

     The above notwithstanding, the General Partners will receive at least 1% of the distributions of net proceeds from the Sales.

Allocation of Profit or Loss on the Sales

     Profit or loss in connection with the Sales and a liquidation of the Partnership will be allocated to and among the partners as follows:

     (1) The profit on the Sales first shall be allocated to each partner with a negative capital account pro ratably in an amount equal to (or in proportion to if less than) the amount of the negative capital account of each partner;

     (2) Profit on the Sales next shall be allocated to the capital accounts of the Limited Partners until each Limited Partner's capital account shall equal a positive amount equal to the sum of: (i) the Adjusted Invested Capital attributable to each Limited Partner; and (ii) the excess, if any, of an amount equal to a 9% per annum cumulative (but not compounded) return on Adjusted Invested Capital, calculated from each Limited Partner's respective date of admission to the Partnership, over total prior distributions of cash from operations with respect to the Units.

     (3) To the extent of any balance remaining, 85% to the Limited Partners to be shared on a pro rata basis in accordance with their respective ownership of Units and 15% to the General Partners;

     (4) To the extent that there is a loss on the Sales, such loss on the Sales shall be allocated among the partners with positive balances in their capital accounts pro rata in accordance with their respective positive balances until the aggregate positive balance of their capital accounts is reduced to zero, and any balance shall be allocated 99% to the Limited Partners and 1% to the General Partners;

     Notwithstanding the foregoing, the General Partners shall be allocated at least 1% of the profit or loss on the Sales, and in characterizing the allocated profit on the Sales, that portion which constitutes ordinary income by reason of recapture of depreciation, if any, shall be allocated among the partners such that a partner (or successor) who realized the benefit of the deduction or credit will bear the tax burden of the corresponding recapture.

     "Adjusted Invested Capital" means the original capital contribution paid for each Unit reduced by any return of capital (defined as a return of cash invested; or cash distributed in excess of funds generated from operations, should this occur) and further reduced by the total cash distributed from net proceeds from financing and net proceeds from the sale of properties with respect to each Unit. Thus, distributions of cash from operations do not reduce "Adjusted Invested Capital."

Voting Rights of Limited Partners

     The voting rights of the Limited Partners are set forth in Sections 2.03-2, 2.03-3(f) and 8.03 of the Partnership Agreement. The Limited Partners have the right to vote upon the following matters:

          (i) The dissolution and winding up of the Partnership;

          (ii) The sale, exchange, lease, mortgage, pledge, or other transfer of all or a substantial part of the assets of the Partnership other than in the ordinary course of its business;

          (iii) The incurrence of indebtedness by the Partnership other than in the ordinary course of its business;

          (iv) A change in the nature of the business of the Partnership;

          (v)  Transactions  in which  the  General  Partners  have an actual or
     potential   conflict  of  interest   with  the  Limited   Partners  or  the
     Partnership;

          (vi) The removal of a General Partner, and the election of a General Partner;

          (vii) An election to continue the business of the Partnership other than under the circumstances described in (ix) or (x) below;

          (viii) The admission of a General Partner other than under the circumstances described in (ix) or (x) below;

          (ix) The admission of a General Partner or an election to continue the business of the Partnership after a General Partner ceases to be a General Partner other than by removal where there is no remaining or surviving General Partner; and

          (x) The admission of a General Partner or an election to continue the business of the Partnership after the removal of a General Partner where there is no remaining or surviving General Partner.

     The voting rights in the Partnership Agreement are effected by the vote or consent of a majority in interest of Limited Partners without the necessity for concurrence by the General Partners.

Limitation of Liability and Indemnification of the General Partners

     The Partnership Agreement provides for a limitation of liability and the indemnification of the General Partners as follows:

          (i) the General Partners shall have no liability to the Partnership or to any partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners if the General Partners, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partners;

          (ii) the General Partners shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partners, and provided the General Partners, in good faith, determined that such course of action was in the best interests of the Partnership;

          (iii) notwithstanding the above, the General Partners or their affiliates shall not be indemnified for liabilities arising under federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, and provided that a court either (A) approves any settlement and finds that indemnification of the settlement and related costs should be made, or (B) approves indemnification of litigation costs if a successful defense is made;

          (iv) the Partnership shall not indemnify any affiliates of the General Partners, or any underwriters or any other persons for liabilities arising under federal and state securities laws;

          (v) any recovery by the General Partners pursuant to the Partnership Agreement is recoverable only out of assets of the Partnership and not from the Limited Partners; and

          (vi) the Partnership and the General Partners undertake that any and all parties seeking indemnification will appraise the court of the position of the Securities and Exchange Commission and state securities commissions/authorities with respect to indemnification for securities laws violations before seeking court approval for indemnification.


                          THE PARTNERSHIP'S PROPERTIES

Nature of Ownership Interests in Properties

     Properties Owned by Limited Partnerships in which the Partnership is a Limited Partner. Each of the Rancho Margate, Winter Haven, Apache East and Denali Park Estates Properties is owned by a limited partnership (the "Limited Partnerships") and each of the Ownership Interests of the Partnership in such Properties is in the form of a limited partner interest in such Limited Partnerships. Under the agreements of limited partnership of the Limited Partnerships, virtually all management, business and other decisions relating to the properties owned by such Limited Partnerships are within the control and discretion of the Managing General Partner, and the limited partners have no control over the management of, and decisions with respect to the properties owned by such Limited Partnership, including, without limitation, any disposition of any such property.

     Although the limited partners in each Limited Partnership (including the Partnership) can legally sell their limited partner interests in any Limited Partnership, the transferee of any such limited partner interest will be entitled to the full benefits relating to the limited partner interest only if the Managing General Partner, as general partner of such limited Partnership, in its sole discretion, determines to admit such transferee as a limited partner of such Limited Partnership. If the Managing General Partner fails to do so, the transferee generally will be entitled only to the economic benefits relating to the limited partner interest, but would not be entitled to certain other rights (such as voting rights) conferred upon such limited partners under the partnership agreement of such Limited Partnership and by law.

     The Rancho Margate and Winter Haven Properties are owned by Windsor Park 456 ("Windsor Park 456"), a California limited partnership. The Partnership is a 33% limited partner in Windsor Park 456. The Managing General Partner, in addition to being the sole general partner of the Windsor Park 456 is also the sole general partner of Windsor Park Properties 5, a California limited partnership ("Windsor 5"), and Windsor Park Properties 6, a California limited partnership ("Windsor 6"), which partnerships own the remaining 67% limited partner interests in Windsor Park 456.

     The Apache East and Denali Park Estates Properties are owned by Windsor Park 345 ("Windsor Park 345"), a California limited partnership. The Partnership is a 25% limited partner in Windsor Park 345. The Managing General Partner is the sole general partner of Windsor Park 345, and of Windsor Park Properties 3, a California limited partnership ("Windsor 3"), Windsor 5, Windsor 6 and Windsor Park Properties 7, a California limited partnership ("Windsor 7"), and is the Advisor to N' Tandem, which together own the remainder of the limited partner interests in Windsor Park 345. N' Tandem has an 11% limited partner interest in Windsor Park 345.

     Properties Owned Pursuant to Joint Venture Agreements. The Partnership owns
(i) a 60% undivided interest in Big Country Estates as a tenant in common with Windsor 3, which owns a 40% undivided interest in the Property; (ii) a 75% undivided interest in Harmony Ranch, as a tenant in common with Windsor 3, which owns the remaining 25%. Each of the Partnership's Ownership Interests in the Big Country Estates and Harmony Ranch Properties are subject to joint venture agreements relating to such Properties between the Partnership and Windsor 3. Pursuant to the Purchase and Sale Agreement, the Partnership will assign its rights under the respective joint venture agreements to N' Tandem at the closing.

     Difficulty of Selling Ownership Interests to Third Party Buyers. Given the fact that (i) control and management of the underlying Properties are vested in the Managing General Partner, and (ii) an owner of the Ownership Interests has no control over the disposition of the underlying property, the General Partners believe that finding third party buyers willing to pay full value for the Ownership Interests based on the Appraised Values would be extremely difficult, and believes that efforts to sell such Ownership Interests to third parties are likely to result in purchase prices below the Purchase Prices, and substantially higher selling expenses and would result in substantially lower liquidating distributions to the Limited Partners.

Description of Properties, Appraised Values and Ownership Interests

     Sunset Vista Estates. Sunset Vista Estates is a 208-space manufactured home community that can accommodate 142 single-wide and 66 double-wide manufactured homes. Amenities include an office, two playgrounds, pavilion/BBQ area, RV storage, tennis/basketball court, and swimming pool. The Appraisal was prepared as of December 15, 1997 by Landmark Valuation, Inc., Aurora, CO. The "as-is" Appraised Value of the Property is $3,800,000. The Partnership has a 100% ownership interest in this Property.

     Big Country Estates. Big Country Estates is a 255-space manufactured home community located at 3400 South Greeley Highway, Cheyenne, Wyoming. Amenities include a clubhouse, office and playground. The Appraisal was prepared as of November 24, 1997 by Landmark Valuation, Inc., Aurora, CO. The "as-is" Appraised Value of the Property is $2,700,000. The Partnership has a 60% ownership interest in this Property. There is no mortgage on this Property.

     Harmony Ranch. Harmony Ranch is a fully developed 194-space manufactured home community with a clubhouse and office, laundry and playground/recreation area located at 10321 Main Street, Thonotosassa, FL. The Appraisal was prepared as of November 17, 1997 by Whitcomb Real Estate, Tampa, FL. The initial "as-is"

Appraisal Value of the Property was $2,560,000. The Property experienced substantial flooding in 1998, and was re-appraised by Whitcomb Real Estate in December 1998 for $2,350,000. There is an outstanding mortgage on this Property securing $1,200,000 of indebtedness which is expected to continue following any Sale. The Partnership has a 75% ownership interest in this Property.

     Rancho Margate. Rancho Margate is a fully developed 245-space manufactured home community, with a clubhouse, pool, laundry, shuffleboard and petangue courts and on-site office. The Appraisal was prepared as of November 20, 1997 by Whitcomb Real Estate, Tampa, FL. The "as-is" Appraised Value of the Property is $6,400,000. There is a mortgage on this Property securing indebtedness of $3,642,000 which will continue following the closing of the Sales. The Partnership has a 33% ownership interest in this Property.

     Winter Haven. Winter Haven is a fully developed 238-space manufactured home community, with a clubhouse, pool, laundry, shuffleboard courts and an on-site office. The Appraisal was prepared as of November 17, 1997 by Whitcomb Real Estate, Tampa, FL. The "as-is" Appraised Value of the Property is $3,700,000. There is a mortgage on this Property securing indebtedness of $1,601,000 which will continue following the closing of the Sales. The Partnership has a 33% ownership interest in this Property.

     Apache East. Apache East Estate is a 123-space adult manufactured home community located at 3800 South Tomahawk Road, Apache Junction, Arizona. The Appraisal was prepared as of November 10, 1997 by Appraisal Technology, Inc., Phoenix, AZ. The "as-is" appraised value of this Property is $1,980,000. This Property is adjacent to Denali Park Estates and there is a single mortgage covering both properties relating to outstanding indebtedness in the amount of $3,026,000 which will continue following the Sales. For purposes of calculating the value of the Apache East and Denali Park Estates Ownership Interests only, the Partnership has assumed that 36.5% of such indebtedness or $1,104,490 is allocable to the Apache East Property and that 63.5% of such indebtedness or $1,921,510 is allocable to the Denali Park Estates Property. This mortgage and the related indebtedness are to continue following the Sales. The Partnership has a 25% ownership interest in this Property.

     Denali Park Estates. Denali Park Estates is a 162-space adult manufactured home community located at 3405 South Tomahawk Road, Apache Junction, AZ. The Appraisal was prepared as of November 10, 1997 by Appraisal Technology, Inc., Phoenix, AZ. The "as-is" appraised value of this Property is $3,445,000. This Property is adjacent to Apache East and there is a single mortgage covering both properties relating to outstanding indebtedness in the amount of $3,026,000 which will continue following the Sales. For purposes of calculating the value of the Apache East and Denali Park Estates Ownership Interests only, the
Partnership has assumed that 36.5% of such indebtedness or $1,104,490 is allocable to the Apache East Property and that 63.5% of such indebtedness or $1,921,510 is allocable to the Denali Park Estates Property. This mortgage and the related indebtedness are to continue following the Sales. The Partnership has a 25% ownership interest in this Property.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following is a brief summary of certain United States federal income tax consequences to Limited Partners arising from the Sales and liquidation of the Partnership. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), as currently in effect, applicable Treasury Regulations adopted thereunder, reported judicial decisions and Internal Revenue Service ("IRS") rulings all as of the date hereof, all of which are subject to prospective or retroactive change in a manner which could adversely affect Limited Partners.

     This summary is based on the assumption that Units in the Partnership are held as capital assets and does not purport to deal with Limited Partners in special tax situations such as insurance companies, financial institutions, tax-exempt entities, nonresident aliens and foreign corporations. Moreover, this summary does not address the possible consequences to Limited Partners under any state, local or foreign tax laws of the states and localities where they reside or otherwise do business or where the Partnership operates. AS SUCH, EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE CONSEQUENCES TO HIM OR HER OF THE SALE OF THE PROPERTIES AND OWNERSHIP INTERESTS AND LIQUIDATION OF THE PARTNERSHIP.

Overview

     The Sales should result in the recognition of gain by the Partnership and, therefore, should result in recognition of gain by Limited Partners. The amount of gain recognized by the Partnership with respect to each of the Properties and Ownership Interests will equal the difference between (i) the amount realized by the Partnership (i.e., the amount of cash received plus the amount of liabilities of the Partnership assumed by the Purchasers) and (ii) the Partnership's adjusted tax basis in each of the Properties and Ownership Interests. The aggregate gain expected to be recognized by the Partnership on the Sales is approximately $2,965,573. This gain will be allocated among the partners of the Partnership in accordance with the terms of the Partnership Agreement. These provisions will result in the allocation of approximately $2,935,917 of taxable gain on the Sales to Limited Partners (or an average of $15.03 per Unit). Upon liquidation of the Partnership, a Limited Partner will recognize gain or loss equal to the difference between the cash received by such Limited Partner and the adjusted tax basis of such Limited Partner's Units. It is expected that a Limited Partner will recognize an average of approximately
$10.80 of loss per Unit on liquidation. The gain per Unit resulting from the Sales is primarily caused by the fact that the Partnership generated tax losses in prior years that were allocated to Limited Partners. Limited Partners should be aware that all of the per-Unit amounts stated above may vary for each Limited Partner depending on the historical losses allocated and cash distributions to such Limited Partner.

Taxation on the Sales

     Tax Consequences of the Sales. The Sales should result in the recognition of gain by the Partnership and, therefore, should result in recognition of gain by Limited Partners. The amount of gain recognized by the Partnership with respect to each of the Properties and Ownership Interests will equal the difference between (i) the Partnership's amount realized (i.e., the amount of cash received increased by the amount of liabilities of the Partnership assumed or taken subject to by the Purchaser) and (ii) the Partnership's adjusted tax basis in each of the Properties and Ownership Interests. The aggregate gain expected to be recognized by the Partnership on the Sales is approximately $2,965,573.

     Allocation of Gain. The $2,965,573 gain recognized by the Partnership in the year of Sales will be allocated among the partners in accordance with the terms of the Partnership Agreement. These provisions will result in an allocation of approximately $2,935,917 of taxable gain on the Sales to Limited Partners (or an average of $15.03 per Unit). The gain per Unit resulting from the Sales is primarily caused by the fact that the Partnership generated tax losses in prior years that were allocated to Limited Partners. See "-- Income Tax Rates/Taxation of Gains and Losses," below.

     Characterization of Gain or Loss. In general, gains (other than the amount of gain attributable to certain depreciation recapture, which would be classified as ordinary income, and gain attributable to Ownership Interests that are partnership interests) recognized with respect to the Sales should be treated as recognized from the sale of a "Section 1231" asset (i.e., real property and depreciable assets used in a trade or business and held for more than one year). A Limited Partner's share of gains from the sale of Section 1231 assets of a Partnership will be combined with any other Section 1231 gains and losses recognized by such Limited Partner in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, such gain is characterized as a capital gain; provided, however, that such gain will be treated as ordinary income to the extent the Limited Partner has "non-recaptured" Section 1231 losses. For these purposes, "non-recaptured"
Section 1231 losses means a Limited Partner's aggregate Section 1231 losses for the five most recent prior years that have not previously been recaptured.

     In general, gain or loss recognized with respect to the Sale of Ownership Interests that are partnership interests will be gain or loss from the sale or exchange of a capital asset. However, any amount received in exchange for a partnership interest attributable to a partnership's "unrealized receivables" (including certain depreciation recapture) or "inventory items" will be considered to be gain or loss from the sale or exchange of property other than a capital asset.

     For purposes of the passive activity loss limitations of Section 469 of the Code, gains recognized from the Sales generally will be treated as passive activity income.

Liquidation of the Partnership

     Tax Consequences of Liquidation. Upon liquidation of the Partnership, a Limited Partner will recognize gain or loss equal to the difference between the cash received by such Limited Partner (including the Limited Partner's share of partnership liabilities under Section 752 of the Code assumed by the Purchaser) and the adjusted tax basis of the Limited Partner's Units, adjusted by such Limited Partner's allocable share of income, gain or loss arising from normal Partnership operations for the year of liquidation and the sale of the Properties in the year of liquidation. See "-- Taxation on Sales -- Allocation of Gain" above. It is expected that a Limited Partner will recognize an average of approximately $10.80 of loss per Unit on liquidation of the Partnership.

     Characterization of Gain or Loss. Any gain or loss recognized by a Limited Partner on liquidation of the Partnership should be treated as gain or loss from the sale of a capital asset if the Units are held as a capital asset by the Limited Partner. Such gain or loss generally will be treated as passive gain or loss pursuant to Section 469 of the Code.

     The combined effect of the Sales and the liquidation of the Partnership should result in a net taxable gain to Limited Partners of approximately $4.23 per Unit. However, the treatment of the gains and losses recognized by the Limited Partners (as capital or ordinary gain or loss and the ability to offset the two) may differ depending on whether Limited Partners have any non-recaptured Section 1231 losses as discussed above. See "Income Tax Rates/Taxation of Capital Gains and Losses" below regarding limitations with respect to the deductibility of capital losses against ordinary income.

Income Tax Rates/Taxation of Gains and Losses

     The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 contain significant changes to the taxation of capital gains of individuals, trusts and estates. The maximum rate of tax on net capital gains of individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 20%, and the maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year (other than certain depreciation recapture taxable as ordinary income) is 25% to the extent of the deductions for depreciation with respect to such property. The current maximum tax rate on ordinary income of individuals is 39.6%. This disparity in tax rates could be beneficial to individual Limited Partners with suspended losses attributable to the Partnership. Since a Limited Partner will be considered to have disposed of his or her entire interest in the Partnership, such Limited Partner will be entitled to deduct all suspended passive losses from the Partnership against any ordinary income earned by such Limited Partner in the year of liquidation of the Partnership or use such suspended losses to offset any gain allocable to such Limited Partner on the Sales. Capital gains of individuals and corporate taxpayers can be offset by capital losses. However, capital losses can be deducted, in any year, only to the extent of a Limited Partner's capital gains plus, in the case of an individual, taxable income of up to $3,000.


             CONSENT PROCEDURES; TRANSACTIONS AUTHORIZED BY CONSENTS

     The consents to the Proposals being solicited hereby (the "Consents") will authorize the General Partners: (i) to complete the Sales at any time on or prior to September 30, 1999, and to proceed with the Plan of Liquidation; and
(ii) to take all actions necessary or appropriate, as determined by the General Partners, to complete the Sales and to proceed with the Plan of Liquidation; provided that following approval of the Proposals by the Limited Partners, no change or modification will be made to the Purchase and Sale Agreement.

     Consents are being solicited from the Limited Partners as required by the Partnership Agreement which provides that such transactions must be approved by Limited Partners owning a majority of the issued and outstanding Units.

     The Consents being sought are for approval of the Proposals and the Sales and the Plan of Liquidation and not for the approval of any individual Sale. If sufficient Consents approving the Proposals and the Sales and the Plan of Liquidation are received, the Partnership intends to consummate the Sales and proceed with the Plan of Liquidation. If sufficient Consents are not received, the Partnership intends to explore such alternatives as may be available to it.

     Set forth below are the procedures to be followed by Limited Partners in order to consent to, abstain from, or deny consent to, the Proposals and the Sales and the Plan of Liquidation. A form of Consent was mailed to Limited Partners along with this Consent Solicitation Statement. These procedures must be strictly followed in order for the instructions of a Limited Partners as marked on such Consent to be effective:

     1. A Limited Partner may make his or her election on the Consent only during the solicitation period commencing upon the date of delivery of this Consent Solicitation Statement and continuing until the earlier of (i) May __, 1999 or such later date as may be determined by the General Partners, and (ii) the date upon which the General Partners determine that holders of not less than a majority of all issued and outstanding Units have consented to the Proposals and the Sales (the "Solicitation Period").

     2. Each Limited Partner must consent to, deny consent to, or abstain from consenting to the Proposals with respect to all Units held by such Limited Partner. The effect of abstaining or failing to sign and return the consent form will be the same as denying consent.

     3. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the Consent will be determined by the General Partners, whose determination will be final and binding. The General Partners reserve the absolute right to reject any or all Consents that are not in proper form or the acceptance of which, in the opinion of the General Partners, would be unlawful. The General Partners also reserve the right to waive any irregularities or conditions of the Consent as to particular Units. Unless waived, any irregularities in connection with the Consents must be cured within such time as the General Partners shall determine.

     4. A Consent delivered by a Limited Partner may be changed or revoked prior to the expiration of the Solicitation Period by delivering to the Partnership a notice of revocation, or a substitute Consent, properly completed and executed, together with a letter indicating that the Limited Partner's prior consent has been revoked.

     5. Limited Partners are encouraged to return a properly completed and executed Consent in the enclosed envelope prior to the expiration of the Solicitation Period.

     6. A Limited Partner submitting a signed but unmarked Consent will be deemed to have consented to the Proposals and the Sales and the Plan of Liquidation.

     Each Limited Partner is requested to complete, date and sign the accompanying form of consent and return same to Arlen Capital, LLC, 1650 Hotel Circle North, Suite 200, San Diego, CA 92108, which has been appointed to serve as the solicitation agent for the proposed transaction (the "Solicitation Agent"). If the consent solicitation period is extended, the General Partners will give written notice of such extension to all Limited Partners. For more information concerning this solicitation, Limited Partners may call the Solicitation Agent at 800-553-4039. The costs of this consent solicitation, including fees payable to the Solicitation Agent, will be borne by the Partnership.

Solicitation of Consents

     In addition to soliciting consents by mail, consents may be solicited by directors, officers and employees of the General Partners and their affiliates, who will not receive additional compensation therefor, by personal interview, telephone, telegram, courier service, or similar means of communication. Arlen Capital, LLC has been engaged as Solicitation Agent to solicit consents to the Sales from Limited Partners, administer the delivery of information to Limited Partners and receive and tally votes.

     Under the solicitation agreement between the Partnership Arlen Capital, LLC (the "Solicitation Agreement"), the Partnership has agreed to pay Arlen Capital a base fee of $7,335 plus an additional per Unit fee for re-mails and incoming and outgoing phone calls, plus expenses. The General Partners expect that the total amount payable under the Solicitation Agreement will not exceed $15,000.

Record Date; Required Vote

     The close of business on March __, 1999 has been fixed as the Record Date for determining Limited Partners entitled to Consent to the Proposals and the Sales and the Plan of Liquidation. As of the Record Date, there were 195,366

Units outstanding held of record by a total of 2,424 Limited Partners. The Sales and the Plan of Liquidation require Consents of unaffiliated Limited Partners holding at least a majority of the outstanding Units.

     As of the Record Date, the General Partners and/or their affiliates held and are entitled to exercise voting rights with respect to an aggregate of 1,000 Units, representing approximately 0.5% of the outstanding Units of the Partnership. The General Partners and their affiliates have agreed to abstain from consenting to the Proposals and the Sales and the Plan of Liquidation with respect to all Units for which they hold voting rights. Approval of Proposals by unaffiliated Limited Partners holding 97,683 Units, representing a majority of all outstanding Units, is required to proceed with the Sales and the Plan of Liquidation. Neither N' Tandem nor any affiliate of N' Tandem (other than the Managing General Partner) owns, or has voting rights, with respect to any Units.

No Appraisal or Dissenters' Rights

     If Limited Partners owning the requisite number of Units in the Partnership consent to the Proposals, the Sales and the Plan of Liquidation, all Limited Partners of the Partnership will be bound by such Consent, including Limited
Partners who have not returned their Consents or who have abstained from or denied consent. None of the Partnership Agreement, California law or the proposed terms and conditions of the Sales or the Plan of Liquidation and provide objecting Limited Partners with the right to exercise any dissenters', appraisal or similar rights. Under California law, the general partner of a California limited partnership owes fiduciary duties to its limited partners. To the extent that a general partner has engaged in a transaction in breach of its fiduciary duties to limited partners, a damages remedy may be available to such limited partners.

Consequences If Consents Are Not Obtained

     If sufficient Consents to proceed with the Sales and the Plan of Liquidation are not obtained, the General Partners intend to proceed to explore such alternatives as may be available to the Partnership.


                              FINANCIAL STATEMENTS

     The financial information contained in the Partnership's Form 10-KSB for the year ended December 31, 1998 identified in "Incorporation of Certain Documents By Reference" below is incorporated herein by reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents (or portions thereof) filed with the Commission by the Partnership (File No. 0-15700) pursuant to the Exchange Act are incorporated herein by reference:

     (i) Item 6, "Management's Discussion and Analysis," contained in the Partnership's Annual Report on Form 10-KSB for the year ended December 31, 1998; and

     (ii) Item 7, "Financial Statements" contained in the Partnership's Annual Report on Form 10-KSB for the year ended December 31, 1998.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statements modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

     Copies of any or all of the documents specifically incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) will be furnished without charge to each person, including any beneficial owner, to whom a copy of this Consent Solicitation Statement is delivered upon written or oral request. Requests should be made to: Windsor Park Properties 4 -- Investor Relations, 6430, S. Quebec St., Englewood, Colorado 80111.

                                   APPENDIX A
                       Information Concerning Officers And
                   Directors Of The Managing General Partner,
                              N' Tandem And Chateau


A.  The Windsor Corporation

     The Windsor Corporation is the Managing General Partner of the Partnership. The Directors and executive officers of The Windsor Corporation are as follows:

     Gary P. McDaniel, 53, became a Director of The Windsor Corporation in September 1997. Mr. McDaniel's biographical information is set forth below under "C. Chateau Communities, Inc."

     C. G. Kellogg, 55, became a Director of The Windsor Corporation in September 1997. Mr. Kellogg's biographical information is set forth below under "C. Chateau Communities, Inc."

     Steven G. Waite, 44, has been President of The Windsor Corporation since September 1997. From 1990 through accepting his position at The Windsor Corporation, Mr. Waite was Vice President/General Manager of Communities at Clayton Homes, Inc., a company which owns and operates manufactured home factories, sales centers, financing and insurance units and communities (NYSE:
CMH). Mr. Waite holds a B.S. from the University of Colorado and an M.B.A. from the University of Alabama.

     Each of Messrs. McDaniel, Kellogg and Waite is a United States citizen.

B.  N' Tandem Trust

     As an unincorporated business trust, N' Tandem Trust is managed by its Trustees. The Trustees of N' Tandem Trust are as follows:

     Gary P. McDaniel, 53, became a Trustee of the Trust in September of 1997. Mr. McDaniel's biographical information is set forth below under "C. Chateau Communities, Inc."

     Richard B. Ray, 58, became a Trustee of the Trust in September of 1997. Since 1995 he has been Co-Chairman of the Board and Chief Financial Officer of 21st Century Mortgage Corporation, (a lender to the manufactured home industry) and a director of the following companies: BankFirst, Radio Systems Corporation and Knox Housing Partnership (a not for profit developer of low income housing in Knox County, Tennessee). Previously, he was Executive Vice President, Chief Financial Officer, and Director of Clayton Homes Inc. (a vertically integrated manufactured housing company) from 1982-1994 and a Director of Palm Harbor Homes, Inc. (a national producer of manufactured homes) from 1994-1995.

     Kenneth G. Pinder, 62, became a Trustee of the Trust in September of 1997. Mr. Pinder entered the manufactured housing business in 1970 managing a manufactured housing site rental community and formed American Living Homes Inc., a manufactured housing dealership, in 1974. He continues to be the owner and president of this corporation. He is also sole owner of Able Mobile Housing Inc., a temporary housing company for fire loss victims and has developed manufactured home sites and purchased and sold numerous communities over the past twenty years. Mr. Pinder has been a member of the Michigan Manufactured Housing Association for over 35 years. In 1992 he was elected to the Michigan Manufactured Housing Board of Directors, and serves on its Executive Committee.

     Each of Messrs. McDaniel, Ray and Pinder is a United States citizen.

     C. Directors and Executive Officers of Chateau Communities, Inc.

     Chateau owns all of the capital stock of The Windsor Corporation, the Managing General Partner of the Partnership, and the advisor to N' Tandem Trust. Chateau also owns a 9.8% equity ownership interest in N' Tandem. The Directors and executive officers of Chateau are as follows:

     Gary P. McDaniel, 53, has been Chief Executive Officer and a director of the Company since February 1997. He served as the Chairman of the Board, President and Chief Executive Officer of ROC Communities, Inc. ("ROC"), a publicly held real estate investment trust specializing in owning and operating manufactured home communities since 1993 and had been a principal of ROC's predecessors since 1979. He has been active in the manufactured home industry since 1972. He is a Trustee of N' Tandem Trust and a Director of The Windsor Corporation. Mr. McDaniel has been active in several state and national manufactured home associations, including associations in Florida and Colorado. In 1996, he was named "Industry Person of the Year" by the National Manufactured Housing Industry Association. Mr. McDaniel is on the Board of Directors of the Manufactured Housing Institute. He is a graduate of the University of Wyoming and served as a Captain in the United States Air Force.

     Gebran S. Anton, Jr., 65, first became a director of the Company in 1993. He is the owner of Gebran Anton Development Co. and Anton, Zorn & Associates, Inc., a commercial and industrial real estate broker and former owner of Anton's, a men's retail chain. He is an incorporator and Director of Community Central Bank, and a former Chairman of the Board for First National Bank, St. Joseph Hospital, and Downtown Development Committee.

     James M. Lane, 68, first became a director of the Company in 1993. He retired as the Senior Vice President and Chief Investment Officer of the Investment Management Division, NBD Bank, Detroit, where he served for approximately thirteen years. Mr. Lane was associated with the Chase Manhattan Corporation from 1953 to 1978, attaining the position of Executive Vice President while also serving as President and Chief Executive Officer of Chase Investors Management Corporation. He has a B.A. degree in economics from Wheaton College and an MBA in finance from the University of Chicago.

     Rhonda G. Hogan, 45, has served as director of the Company since March 1997. Ms. Hogan is presently a partner of Tishman Speyer Properties. She recently served on the Board of Directors and as President of The Water Club Condominium Association, Inc. and is on the Silver Council of the Urban Land Institute. In addition, she served on the Board of Directors of Barnett Bank of South Florida, N.A. from 1986 to 1996. Ms. Hogan has also served or currently serves on several other Boards of Directors and as a member of several councils or institutes, including appointments to State Boards by the Governor and Cabinet of the State of Florida. Ms. Hogan received her B.B.A. from the University of Iowa.

     C.G. Kellogg, 54, has been President and a director of the Company since its inception, and was Chief Executive Officer of the Company from its inception to February 1997. For the five years preceding the formation of the Company, Mr. Kellogg was President and Chief Operating Officer of Chateau Estates. Mr. Kellogg is a Director of The Windsor Corporation. He is extremely active in local and national industry associations, often in leadership positions. Mr. Kellogg is a past President of the Michigan Manufactured Housing Association and served on the Manufactured Housing Institute's Community Operations Committee. He is a graduate of Michigan Technological University with a B.S. in Civil Engineering. Mr. Kellogg is the husband of Tamara D. Fischer, who is the Company's Executive Vice President and Chief Financial Officer.

     Edward R. Allen, 57, has served as a director of the Company since 1993. He was, for the five years preceding the formation of the Company, Chairman and Chief Executive Officer of InterCoastal Communities, Inc., a Florida corporation which was engaged in operating seven manufactured home communities in Florida. Prior to joining InterCoastal, Mr. Allen developed a chain of steak houses which he and his partner sold in 1977 to Green Giant Corporation. He remained as President for two years, and expanded the chain nearly doubling the number of restaurants. Mr. Allen is a graduate of Cornell University.

     James M. Hankins, 63, served as a director of ROC from August 1993 until ROC's merger with the Company on February 11, 1997 (the "Merger"). Since the Merger, he has served as a director of the Company. He is managing general partner of a partnership which owns and operates destination RV resorts in Arizona. Prior to organizing the partnership in 1985, Mr. Hankins was a founder of Mobile Home Communities, Inc. in 1969, and served as President and Chief Executive Officer from 1973 to 1984. He holds a B.S. from the University of South Carolina and an MBA from Harvard University, and has served as a Captain in the United States Air Force.

     Donald E. Miller, 67, served as a director of ROC from August 1993 to February 1997, and has served as a director of the Company since February 1997. In May 1994, Mr. Miller was appointed Vice Chairman of the Board of Directors of The Gates Corporation. Form 1987 to May 1994, he was President, Chief Operating Officer and director of The Gates Corporation and The Gates Rubber Company, which engage in the production and manufacture of rubber products, primarily for automotive needs. Mr. Miller is a graduate of the Colorado School of Mines.

     John A. Boll, 68, has been Chairman of the Board of Directors of the Company since its inception in 1993. Prior to the formation of the Company, Mr. Boll was the co-founder, partner and Chief Executive Officer of Chateau Estates, which was formed in 1966. He was inducted in the MH/RV Hall of Fame in 1992 for his outstanding contributions to the manufactured housing industry. Mr. Boll was appointed by the Governor of the State of Michigan to become the first Chairman of the Michigan Mobile Home Commission, which is the principal Michigan authority regulating manufactured housing, a position he held for six years.

     James L. Clayton, 64, served as a director of ROC from August 1993 until February 1997 and as a director of the Company since February 1997. He is the founder, and since 1966 has been the Chairman of the Board and Chief Executive Officer of, Clayton Homes, Inc. ("Clayton Homes"), a company which owns and operates manufactured home factories, sales centers, financing and insurance units and communities (NYSE: CMH). Mr. Clayton is a director of Dollar General Stores and Chairman of the Board of BankFirst. In 1992, Mr. Clayton was inducted into the MH/RV Hall of Fame. Mr. Clayton received an undergraduate degree in electrical engineering and a law degree from the University of Tennessee.

     Steven G. Davis, 48, has served as a director of the Company since February 1997. He is currently the owner of East Silent Advisors, a real estate consulting firm. He served as Chief Financial Officer, Executive Vice President and a director of ROC from 1993 to 1997. From 1990 to 1993, Mr. Davis served as an officer and director of The Windsor Group, an owner/operator of 42 manufactured home communities, and, from 1991 through March 1993, as that company's President. Mr. Davis served as a director of ASR Investments, a REIT owning apartments in the Southwest, and is currently on the advisory boards of Arlen Capital Advisors and Leroc Partners, Inc. Mr. Davis is a Certified Public Accountant and is a graduate of the University of San Diego.

                EXECUTIVE OFFICERS OF CHATEAU COMMUNITIES, INC.

     The following information is presented with respect to the current executive officers of Chateau Communities, Inc.:

     Gary P. McDaniel is the Chief Executive Officer and a director of the Company. Biographical information of Mr. McDaniel is set forth above.

     C.G. ("Jeff") Kellogg is President and a director of the Company. Biographical information on Mr. Kellogg is set forth above.

     James B. Grange, 41, is Chief Operating Officer of the Company, having served in such capacity since February 1997. He served as Executive Vice President and Chief Operating Officer of ROC from 1993 to February 1997. Mr. Grange served as Executive Vice President, Chief Operating Officer and a director for ROC's predecessors from 1986 to 1993. He is currently active in The Manufactured Housing Institute. Mr. Grange is a graduate of the University of Montana.

     Tamara D. Fischer, 42, is Executive Vice President, Chief Financial Officer of the Company, having served in these roles since the Company's formation. Prior to joining the Company, Ms. Fischer was employed by Coopers & Lybrand for 11 years. Ms. Fischer is a CPA and a graduate of Case Western Reserve University. Ms. Fischer is the wife of Mr. Kellogg who is the President and a Director of the Company.

     Rees F. Davis, Jr., 39, is Executive Vice President-Acquisitions of the Company, having served in such capacity since February 1997. He served as Executive Vice President of Acquisitions and Sales for ROC from 1993 to February 1997. Prior to that, Mr. Davis previously served as Vice President of Acquisitions and Sales and a director for ROC's predecessors since 1986. Mr. Davis is a two-term past officer of the Colorado Manufactured Housing Association. He is also an active member of The Manufactured Housing Institute. Mr. Davis is a graduate of Colorado State University.

Each of the officers and directors of Chateau is a United States Citizen.

                                   APPENDIX B
               Agreement of Limited Partnership of the Partnership

                                  Exhibit Index

Exhibit No.

23.1       Consent of Whitcomb Real Estate, Inc., dated April __, 1999*

23.2.      Consent of Landmark Valuation, Inc., dated April __, 1999*

23.3.      Consent of Appraisal Technology, Inc., dated April __, 1999*

-------------------------------------------
* To be filed by Amendment

                THIS CONSENT IS SOLICITED BY THE GENERAL PARTNERS
                                       OF
                            WINDSOR PARK PROPERTIES 4

     The undersigned represents that he or she is the holder of Units. The undersigned acknowledges receipt from the General Partner of the Consent Solicitation Statement dated April __, 1999. The General Partners request that the Limited Partners vote "FOR" the Following Proposals:

Proposal 1 -- Proposal 1 is for the General Partners to proceed to sell the Partnership's assets and to liquidate and dissolve the Partnership in accordance with the terms of the Partnership Agreement of the Partnership, generally.

          ___ FOR                    ___ AGAINST                 ___ ABSTAIN

Proposal 2 -- Proposal 2 is for the General Partners to proceed with the Sales to N' Tandem pursuant to the Purchase and Sale Agreement, and to proceed with the Plan of Liquidation following such Sales.

          ___ FOR                    ___ AGAINST                 ___ ABSTAIN


Each of Proposal 1 and Proposal 2 is conditioned upon approval of the other Proposal by the Limited Partners. Accordingly, any Limited Partner desiring to have the General Partners proceed with the Sales and the Plan of Liquidation needs to vote for both Proposal 1 and Proposal 2.

PLEASE FILL IN THE APPROPRIATE BOX ABOVE WITH RESPECT TO EACH PROPOSAL.

Dated:

                                        ---------------------------------------
                                        Signature


                                        ---------------------------------------
                                        Print Name


                                        ---------------------------------------
                                        Signature (if held jointly)


                                        ---------------------------------------
                                        Print Name


                                        ---------------------------------------
                                        Title

Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title of such. If a corporation, please have this consent signed by a President or other authorized officer. If a partnership, please have this consent signed by a general partner. PLEASE FILL IN THE DATE OF THIS CONSENT AS CONSENTS MUST BE DATED TO BE VALID.

            PLEASE FILL OUT, SIGN AND RETURN THIS FORM BY 5:00 P.M.
                     (NEW YORK CITY TIME) ON MAY __, 1999.